AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1998
                                                    REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                       STARTEC GLOBAL HOLDING CORPORATION
             (Exact name of Registrant as specified in its charter)
                                ----------------

                 DELAWARE                        4813                     52-2099559
   (State or other Jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
   Incorporation or Organization)     Classification Code Number)   Identification Number)

                                ----------------
                             10411 MOTOR CITY DRIVE
                               BETHESDA, MD 20817
                                 (301) 365-8959
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                   RAM MUKUNDA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             10411 MOTOR CITY DRIVE
                               BETHESDA, MD 20817
                                 (301) 365-8959
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   COPIES TO:

                             Robert B. Murphy, Esq.
                             Thomas L. Hanley, Esq.
                       Schnader Harrison Segal & Lewis LLP
                         1225 Eye Street, NW, Suite 600
                              Washington, DC 20005
                                 (202) 216-4200
                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND
     ALL OTHER CONDITIONS TO THE REORGANIZATION (AS DEFINED) PURSUANT TO THE AGREEMENT AND PLAN OF MERGER DESCRIBED IN THE ENCLOSED PROXY/PROSPECTUS
                         HAVE BEEN SATISFIED OR WAIVED.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. -

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. -

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. -

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                                           PROPOSED
                                                                                           MAXIMUM
                                                                         PROPOSED          AGGREGATE      AMOUNT OF
         TITLE OF EACH CLASS OF                 AMOUNT TO BE         MAXIMUM OFFERING      OFFERING     REGISTRATION
       SECURITIES TO BE REGISTERED               REGISTERED           PRICE PER SHARE       PRICE           FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(1).........   10,593,088 shares(2)       $ 13.125(3)       $139,034,280      $41,015.11(3)
======================================================================================================================

(1) Preferred stock purchase rights are attached to and will trade with the New Common Stock (as defined).

(2) Represents the maximum number of shares of New Common Stock to be issuable upon consummation of the Merger (as defined) as described herein.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(f)(l) and 457(c) of the Securities Act of 1933, as amended, based on the last reported sales price of a share of Company Common Stock (as defined) on June 29, 1998. $43,930.80 was previously paid in connection with the filing of preliminary proxy materials under Section 14(a) of the Exchange Act by the Company (as defined).

                                ----------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


================================================================================

                    STARTEC GLOBAL COMMUNICATIONS CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 31, 1998

To the Stockholders
of Startec Global Communications Corporation:

     The Annual Meeting of Stockholders of Startec Global Communications Corporation, a Maryland corporation (the "Company"), will be held at The Capitol Hilton, 1001 16th Street, N.W., Washington, D.C. 20036 on July 31, 1998 commencing at 10:00 A.M. (Eastern Daylight Time), for the following purposes, as more fully described in the Proxy Statement/Prospectus accompanying this Notice:

     1. To elect the Class I members of the Board of Directors;

     2. To approve the Amended and Restated 1997 Performance Incentive Plan;

     3. To approve the proposed reorganization of the Company into a holding company structure; and

     4. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has no knowledge of any other business to be presented or transacted at the meeting.

     Only stockholders of record on June 25, 1998 are entitled to notice of and to vote at the Annual Meeting. Further information as to the matters to be considered and acted upon at the Annual Meeting can be found in the accompanying Proxy Statement/Prospectus.

                                        By Order of the Board of Directors,



                                        PRABHAV V. MANIYAR
                                        Secretary


July 2, 1998


YOU ARE CORDIALLY INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                    STARTEC GLOBAL COMMUNICATIONS CORPORATION
                       STARTEC GLOBAL HOLDING CORPORATION

                             10411 MOTOR CITY DRIVE
                               BETHESDA, MD 20817

                                ----------------

                           PROXY STATEMENT/PROSPECTUS

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 31, 1998

                                ----------------
     This Proxy Statement/Prospectus, the foregoing Notice of Annual Meeting of Stockholders and the enclosed form of proxy are first being sent or delivered to stockholders on or about July 2, 1998, in connection with the solicitation of proxies for use by the Board of Directors ("Board of Directors") of Startec Global Communications Corporation ("Company"), at its Annual Meeting of Stockholders ("Annual Meeting") which will be held at The Capitol Hilton in Washington, D.C. on July 31, 1998, commencing at 10:00 A.M. (Eastern Daylight
Time), for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders, and at any and all adjournments or postponements thereof.

     At the Annual Meeting, stockholders of the Company will be asked to elect two directors to the Board of Directors. See "Proposal I: Election of Directors." In addition, stockholders will be asked to approve amendments to and restatement of the Company's 1997 Performance Incentive Plan ("1997 Plan"), a copy of which is attached hereto as ANNEX A. See "Proposal II: Amended and Restated 1997 Performance Incentive Plan."

     Stockholders will also be asked to approve a reorganization of the Company's corporate structure to that of a publicly traded holding company with a series of wholly-owned operating subsidiaries (the "Reorganization"). See "Proposal III: The Reorganization."

     The Reorganization will be effected pursuant to an Agreement and Plan of Merger dated as of June 30, 1998 ("Merger Agreement"), by and between the Company and Startec Global Holding Corporation, a recently formed Delaware corporation and a wholly owned subsidiary of the Company ("New Parent"). The Merger Agreement, a copy of which is attached hereto as ANNEX B, contemplates, among other things, that the Company will merge with and into New Parent, with New Parent as the surviving corporation ("Merger"). As a result of the Merger each outstanding share of the common stock, par value $.01 per share, of the Company ("Company Common Stock"), will be converted into one share of the common stock, par value $.01 per share, of New Parent ("New Common Stock"). See "Proposal III: The Reorganization."

     This Proxy Statement/Prospectus also serves as the prospectus for New Parent under the Securities Act of 1933, as amended ("Securities Act"), with respect to the issuance of up to 10,593,088 shares of New Common Stock in connection with the Reorganization. Further information concerning the shares offered hereby is contained in "Proposal III: The Reorganization -- Certain Differences Between the Corporation Laws of Maryland and Delaware" and "-- Description of New Parent Capital Stock."

                                ----------------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURI-
        TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADE-
              QUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRE-
                SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

     If the Reorganization is approved by stockholders, the required regulatory approvals are received and the Reorganization is implemented, it will not be necessary for holders of Company Common Stock to surrender their existing stock certificates for stock certificates representing shares of New Common Stock. The certificates representing shares of Company Common Stock will automatically represent shares of New Common Stock at that time. See "Proposal III: The Reorganization -- Introduction."

     Following the Reorganization, the newly-elected directors of the Company (as well as those whose tenure will be continuing) will be the directors of New Parent and the 1997 Plan, as (and if) amended and restated, will be assumed by New Parent.

     The principal executive offices of the Company and New Parent are located at 10411 Motor City Drive, Bethesda, Maryland 20817. It is anticipated that this Proxy Statement/Prospectus and the accompanying proxy will first be sent or delivered to stockholders on or about July 2, 1998. A copy of the Company's 1997 Annual Report and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 accompany this Proxy Statement/Prospectus.

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Company Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

     If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified therein. In the absence of instructions to the contrary, such shares will be voted "FOR" each of the proposals set forth therein. Any stockholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing another proxy dated as of a later date or by voting in person at the Annual Meeting.

                                ----------------
          The date of this Proxy Statement/Prospectus is July 2, 1998.

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     -----
AVAILABLE INFORMATION ............................................................    iii
ANNUAL REPORT AND QUARTERLY FINANCIAL INFORMATION ................................    iii
FORWARD-LOOKING STATEMENTS .......................................................     iv
SUMMARY ..........................................................................     1
 Election of Directors ...........................................................     1
 Amended and Restated 1997 Performance Incentive Plan ............................     1
 The Reorganization ..............................................................     1
THE COMPANIES ....................................................................     6
THE ANNUAL MEETING ...............................................................     6
PROPOSAL I: ELECTION OF DIRECTORS ................................................     9
 Nominees for Election ...........................................................     9
 Continuing Directors ............................................................     9
 Certain Key Employees ...........................................................     9
 Background of Nominees ..........................................................    10
 Backgrounds of Continuing Directors and Key Employees ...........................    10
 Board and Committee Meetings ....................................................    11
 Compensation of Directors .......................................................    11
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS .................................    11
 Annual Compensation .............................................................    11
 Certain Employment Agreements ...................................................    12
 Stock Option Grants .............................................................    13
 Option Exercises and Holdings ...................................................    14
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION ..........................    14
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
 PARTICIPATION ...................................................................    15
COMPARATIVE STOCK PERFORMANCE ....................................................    16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...................................    17
PROPOSAL II: AMENDED AND RESTATED 1997 PERFORMANCE
 INCENTIVE PLAN ..................................................................    18
 Introduction ....................................................................    18
 Federal Income Tax Implications to the 1997 Plan ................................    21
 Vote Required for Approval ......................................................    22
PROPOSAL III: THE REORGANIZATION .................................................    23
 Introduction ....................................................................    23
 Dissenters' Rights of Appraisal .................................................    24

                                       i

                                                                                     PAGE
                                                                                     -----
 Principal Reasons for the Reorganization ........................................    24
 Federal Income Tax Matters ......................................................    25
 Change in State of Incorporation as a Result of the Merger ......................    27
 Certain Differences between the Charter and Bylaws of the Company and New Parent     28
 Certain Differences Between Corporation Laws of Maryland and Delaware ...........    30
 Certain Effects of the Reorganization ...........................................    32
 Description of New Parent Capital Stock .........................................    33
 Description of Senior Notes and Warrants ........................................    34
 Shareholders Rights Plan ........................................................    34
 Name Change .....................................................................    35
 Recommendation of Board of Directors ............................................    35
VALIDITY OF SHARES ...............................................................    35
EXPERTS ..........................................................................    35
COST OF SOLICITATION OF PROXIES ..................................................    35
OTHER MATTERS ....................................................................    36
STOCKHOLDER PROPOSALS ............................................................    36
ANNUAL AND QUARTERLY REPORTS TO STOCKHOLDERS .....................................    36
ANNUAL REPORT ON FORM 10-K .......................................................    36
ANNEX A: AMENDED AND RESTATED 1997 PERFORMANCE INCENTIVE PLAN ....................   A-1
ANNEX B: FORM OF AGREEMENT AND PLAN OF MERGER ....................................   B-1
ANNEX C: FORM OF RESTATED CERTIFICATE OF INCORPORATION OF STARTEC
         GLOBAL HOLDING CORPORATION ..............................................   C-1
ANNEX D: FORM OF BYLAWS OF STARTEC GLOBAL HOLDING CORPORATION.....................   D-1


                              AVAILABLE INFORMATION

     The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy and information statements, and other information with the U.S. Securities and Exchange Commission ("Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Commission Regional Offices: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that are filed electronically with the Commission. In addition, the Company Common Stock is quoted on The Nasdaq National Market ("NNM"), where reports, proxy and information statements and other information concerning the Company may also be inspected. Following completion of the Reorganization, New Parent will file such reports and other information as required under the Exchange Act and the rules of the NNM.

     New Parent has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act registering the shares of New Common Stock that will be issued in the Reorganization. See "Proposal III: The Reorganization." This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted from this Proxy Statement/Prospectus in accordance with the rules and regulations of the Commission. Statements made in this Proxy Statement/ Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document, if any, filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items omitted from this Proxy Statement/Prospectus but contained in the Registration Statement may be inspected and copied as described above.

     Upon completion of the Reorganization, the New Common Stock will be quoted on the NNM and will continue to trade under the current ticker symbol "STGC." At the time of such listing, the Company Common Stock will be withdrawn from listing on the NNM and its registration under Section 12 of the Exchange Act will be terminated.

               ANNUAL REPORT AND QUARTERLY FINANCIAL INFORMATION

     In accordance with the rules and regulations of the Commission, the Company is furnishing herewith its Annual Report for the year ended December 31, 1997, and its Quarterly Report on Form 10-Q for the three months ended March 31, 1998. Reference is made to such documents for an understanding of the financial condition and results of operations of the Company for such periods.

     No  person  has  been  authorized  to give any  information  or to make any representations not contained or incorporated by reference in this Proxy Statement/Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or New Parent. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates. The delivery of this Proxy Statement/Prospectus at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.

                           FORWARD-LOOKING STATEMENTS

     The statements contained in this Proxy Statement/Prospectus that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995), which can be identified by the use of forward-looking terminology such as "believes," "expects," "intends," "foresees," "plans," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In addition, from time to time the Company, New Parent, or its or their representatives have made or may make forward-looking statements, orally or in writing. Furthermore, such forward-looking statements may be included in, but are not limited to, press releases or oral statements made by or with the approval of an authorized officer of the Company.

     Management of the Company and of New Parent wish to caution the reader that the forward-looking statements contained in this Proxy Statement/Prospectus involve predictions. No assurance can be given that anticipated results will be achieved; actual results could differ materially from those anticipated by the forward-looking statements as a result of certain factors such as, changes in market conditions, government regulation, technology, the international telecommunications industry, and the global economy; availability of transmission facilities; management of rapid growth; entry into new and developing markets; competition; customer concentration and attrition; and the expansion of the global network. These risk factors are discussed in further detail in the Company's filings with the Commission, including the prospectus relating to Company's initial public offering (Commission File. No. 333-32753), Annual Report on Form 10-K for the year ended December 31, 1997, and Quarterly Report on Form 10-Q for the three months ended March 31, 1998.

                                    SUMMARY



     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES IN THEIR ENTIRETY.

ELECTION  OF  DIRECTORS.....  Two persons  have been  nominated  for election as
                              Class I directors of the Company for terms expiring at the annual meeting of stockholders to be held in the year 2001 and until their successors are duly elected and qualified. The nominees are Messrs. Nazir G. Dossani and Richard
                              K. Prins, each of whom currently serves as a director. See "Proposal I: Election of Directors." If the Reorganization is approved and implemented, the persons currently serving as directors of the Company (as well as those elected at the Annual Meeting) will serve as the directors of New Parent.

AMENDED AND RESTATED
 1997 PERFORMANCE
 INCENTIVE PLAN............   The Board of Directors  has amended the 1997 Plan,
                              subject to stockholder  approval,  to increase the
                              number of shares of Company Common Stock available
                              for  issuance  upon  exercise  of options  granted
                              thereunder  from 750,000 shares to a percentage of
                              outstanding  shares of the Company  Common  Stock,
                              and to revise  the 1997 Plan in order to  continue
                              to qualify awards thereunder as "performance-based
                              compensation"  not  subject to the  limitation  on
                              deductibility under Section 162(m) of the Internal
                              Revenue Code (the "Code"). The purpose of the 1997
                              Plan is to support the Company's  ongoing  efforts
                              to develop and retain highly qualified  leaders in
                              key  positions and to provide the Company with the
                              ability to provide incentives more directly linked
                              to the  profitability of the Company's  businesses
                              and increases in stockholder  value. See "Proposal
                              II:   Amended  and   Restated   1997   Performance
                              Incentive Plan."

THE REORGANIZATION
 THE COMPANIES.............   The Company is a rapidly growing, facilities-based
                              international  long  distance   telecommunications
                              provider.  The  Company  was  founded  in  1989 to
                              capitalize  on  the  significant   opportunity  to
                              provide  international  long distance  services to
                              select   ethnic    communities   in   major   U.S.
                              metropolitan  markets  that  generate  substantial
                              long-distance   traffic  to  their   countries  of
                              origin.  Until 1995, the Company  concentrated its
                              marketing efforts in the New York-Washington, D.C.
                              corridor   and   focused   on  the   delivery   of
                              international  calling  services to India.  At the
                              end of 1995,  the Company  expanded its  marketing
                              efforts  to  include  the West Coast of the United
                              States, and began targeting other ethnic groups in
                              the United  States,  such as the  Middle  Eastern,
                              Philippine and Russian communities.  International
                              traffic   generated   by  the  Company   currently
                              terminates primarily in Asia, the Pacific Rim, the
                              Middle East, Africa, Eastern
                              and Western Europe and North America.  In order to
                              achieve   economies   of  scale  in  its   network
                              operations   and  to   balance   its   residential
                              international  traffic,  in late 1995, the Company
                              began  marketing  its excess  network  capacity to
                              international  carriers seeking  competitive rates
                              and  high-quality   transmission   capacity.   The
                              Company  is located  at 10411  Motor  City  Drive,
                              Bethesda, Maryland 20817, and its telephone number is (301) 365-8959.

                              New Parent is a newly-organized company recently incorporated under the laws of the State of
                              Delaware and was formed for the purpose of effecting the Reorganization. After the consummation of the Reorganization, New Parent will be a holding company, the primary assets of which will be its equity interests in its wholly-owned subsidiaries. Following the Reorganization, the stockholders of the Company will become the stockholders of New Parent. After the effective date of the Merger, New Parent will be renamed Startec Global Communications Corporation. New Parent is located at 10411 Motor City Drive, Bethesda, Maryland 20817, and its telephone number is (301) 365-8959.

THE  REORGANIZATION........   The Board of Directors  has  unanimously  approved
                              the Reorganization  pursuant to which,  subject to
                              stockholder  approval,   the  Company's  corporate
                              structure  will be realigned to that of a publicly
                              traded    Delaware    holding     company.     The
                              Reorganization  will  consist of the  transfer  of
                              substantially  all of the Company's  assets to New
                              Parent and the subsequent transfer of those assets
                              by  New   Parent  to   certain   recently   formed
                              subsidiary companies and the Merger of the Company
                              with  and  into New  Parent.  As a  result  of the
                              Merger,  each outstanding  share of Company Common
                              Stock  will be  converted  into  one  share of New
                              Common Stock, and each outstanding option, warrant
                              or other  right to acquire  Company  Common  Stock
                              will  be  converted  into  an  identical   option,
                              warrant  or other  right  to  acquire  New  Common
                              Stock.  After  the  Reorganization,  New  Parent's
                              operations  will be carried out primarily  through
                              operating  subsidiary companies of New Parent each
                              of which will be responsible for distinct  aspects
                              of  the  Company's   pre-Reorganization  business,
                              including  separate  subsidiaries  responsible for
                              (i) U.S. operations, (ii) finance and investments,
                              and (iii)  ownership of  licenses.  When and where
                              appropriate,   New  Parent   anticipates   forming
                              additional  subsidiary companies under the laws of
                              foreign   countries   in  order  to  optimize  tax
                              benefits and other advantages associated with such
                              jurisdictions.     See    "Proposal    III:    The
                              Reorganization."


RECOMMENDATION OF THE BOARD;
 REASONS FOR THE REORGANI-
 ZATION....................   The Board of Directors  has  unanimously  approved
                              the   Reorganization   and   adopted   the  Merger
                              Agreement  and  recommends  the  approval  of  the
                              Reorganization  (which  includes  approval  of the
                              Merger  Agreement)  by  the  stockholders  of  the
                              Company.  In making its decision to recommend  the
                              Reorgani-
                              zation to the stockholders, the Board of Directors
                              considered  a number  of  factors,  including  (i)
                              flexibility  for both the  management and business
                              of the Company and New Parent within the resulting
                              corporate structure, (ii) broader alternatives for
                              future   financing,    and   (iii)   the   modern,
                              comprehensive  and flexible nature of the Delaware
                              General  Corporation  Law ("DGCL").  See "Proposal
                              III: The Reorganization -- Recommendation of Board of Directors" and "-- Principal Reasons for the Reorganization."

VOTE REQUIRED..............   The  affirmative  vote of the  holders of not less
                              than a  majority  of  the  outstanding  shares  of
                              Company  Common  Stock is  required to approve the
                              Reorganization.    See    "Proposal    III:    The
                              Reorganization   --  Recommendation  of  Board  of
                              Directors."

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES..............   Subject  to  the  discussion  below,  for  federal
                              income tax purposes (i) the Merger will qualify as
                              a tax-free  reorganization pursuant to Section 368
                              of the Internal  Revenue Code of 1986,  as amended
                              ("Code"),  (ii) no gain or loss will be recognized
                              by the holders of Company Common Stock as a result
                              of the  conversion of Company  Common Stock solely
                              into New  Common  Stock  pursuant  to the  Merger,
                              (iii)  the  tax  basis  of the  New  Common  Stock
                              received  by  each  such  holder  pursuant  to the
                              Merger will be the same as the  holder's  basis in
                              Company Common Stock converted in the Merger,  and
                              (iv) the holding  period of such New Common  Stock
                              will  include the period  during which such holder
                              held the Company  Common  Stock  converted  in the
                              Merger,  provided  that such Company  Common Stock
                              was  held as a  capital  asset  on the date of the
                              exchange. See "Proposal III: The Reorganization --
                              Federal   Income  Tax  Matters."  Each  holder  of
                              Company Common Stock should consult his or her own
                              tax  advisor  to  determine  the   particular  tax
                              consequences of the Merger to him or her.

MERGER AGREEMENT...........   The Merger Agreement has been unanimously  adopted
                              and  approved by the Board of Directors of each of
                              the Company and New Parent,  and by the Company as
                              sole   stockholder  of  New  Parent.   The  Merger
                              Agreement  provides,  among other things, that (i)
                              the  Company  will be  merged  with  and  into New
                              Parent,   with  New  Parent  being  the  surviving
                              corporation,  and (ii) each  outstanding  share of
                              Company  Common  Stock  (including  the  preferred
                              stock   purchase    rights    attached    thereto)
                              outstanding  immediately  prior  to the  Effective
                              Time (as hereinafter defined) will automatically be converted into one share of New Common Stock, and (iii) each outstanding option, warrant or other right to acquire Company Common Stock will be converted into an identical option, warrant or other right to acquire New Common Stock.

                              The Merger Agreement provides that the Company and New Parent may by written agreement amend the
                              Merger Agreement at any time prior to the Effective Time, and that the Merger Agreement may be terminated and abandoned at any time by unilateral action of the Board of Directors of the Company or New Parent. See "Proposal III: The Reorganization."

DIRECTORS AND MANAGEMENT...   If  the   Reorganization   is   approved   by  the
                              stockholders and implemented, the persons elected as directors of the Company at the Annual Meeting, as well as those persons whose terms as directors of the Company that are scheduled to continue after the Annual Meeting, will serve as the directors of New Parent. It is expected that the executive officers of New Parent following the completion of the Reorganization will mirror the executive officers of the Company. See "Proposal
                              III: The Reorganization."

DIVIDEND POLICY............   The Company  currently has not paid cash dividends
                              on the Company Common Stock, and the Company (and,
                              upon  consummation  of  the  Reorganization,   New
                              Parent)  intends  to  retain  available  funds  to
                              finance the growth and operations of its business.
                              In   addition,   the  payment  of   dividends   is
                              restricted  by  the  terms  of the  Company's  12%
                              Senior Notes due 2008 as well as credit agreements
                              of   the   Company.   See   "Proposal   III:   The
                              Reorganization."

NASDAQ LISTING.............   New Parent will apply to  transfer  the listing of
                              Company Common Stock to the New Common Stock on the NNM. It is expected that such listing will become effective at the effective time of the Merger, subject to the rules of The Nasdaq Stock
                              Market, and New Parent will be identified on the NNM by the Company's current symbol, "STGC." See
                              "Proposal III: The Reorganization."

TRANSFER AGENT.............   Continental  Stock Transfer & Trust  Company,  the
                              transfer agent and registrar of the Company Common
                              Stock, will presently serve in the same capacities for the New Common Stock.

CERTAIN EFFECTS OF THE
REORGANIZATION............    The  Company's  currently  outstanding  12% Senior
                              Notes due 2008 in the aggregate  principal  amount
                              of   $160,000,000   ("Senior   Notes"),   and  its
                              $15,000,000 credit facility with First Union Bank,
                              as successor to Signet Bank  ("Credit  Facility"),
                              will remain in place following consummation of the
                              Reorganization.    See    "Proposal    III:    The
                              Reorganization  -- Description of Senior Notes and
                              Warrants."

                              Upon consummation of the Reorganization, in accordance with the terms of the Merger Agreement, New Parent will assume certain obligations and liabilities of the Company, including the Senior Notes and the Credit Facility and obligations under the current employment agreements with certain officers of the Company and the Company's obligations under the Amended and Restated 1997 Performance Incentive Plan. A vote in favor of the Reorganization, including the Merger, will constitute approval of New Parent's assumption of the Company's obligations thereunder. See "Proposal III: The Reorganization -- Certain Effects of the Reorganization."

CERTAIN SUBSTANTIVE DIFFER-
ENCES IN CORPORATION LAWS...  As a result of the Merger,  New Parent's  business and legal affairs will be governed by the laws of the State of Delaware. There are certain differences between the corporation laws of Maryland and Delaware, which will result in changes in the rights of stockholders if the Merger is consummated, including differences with respect to (i) the indemnification of officers and directors, (ii) provisions affecting business combinations, (iii) limitation of liability of directors and officers, (iv) special meetings of stockholders, (v) dissenters' rights, (vi) stockholders' inspection rights, and (vii) stockholder action taken without a meeting. See "Proposal III: The Reorganization -- Certain Differences Between the Corporation Laws of Maryland and Delaware."

NO DISSENTERS' RIGHTS......   Under the Maryland  General  Corporation  Law (the
                              "MGCL") a record holder of Company Common Stock will not have the right to dissent or to receive any cash payments from the Company with respect to the Merger. See "Proposal III: The Reorganization:
                              Dissenters' Rights of Appraisal."

REGULATORY MATTERS.........   The  Reorganization  and  related  transfer of the
                              Company's telecommunications assets are subject to
                              advance approval by various state public utilities
                              commissions   ("PUCs")   and  the   U.S.   Federal
                              Communications  Commission  ("FCC").  Applications
                              for  such   approvals   have  been   submitted  as
                              required. The Merger will not become effective until the Company has received all such approvals and the stockholders of the Company have approved the Reorganization (the "Effective Time"). See
                              "Proposal III: The Reorganization."

                                  THE COMPANIES

STARTEC GLOBAL COMMUNICATIONS CORPORATION

     The Company is a rapidly growing, facilities-based international long distance telecommunications provider. The Company was founded in 1989 to capitalize on the significant opportunity to provide international long distance services to select ethnic communities in major U.S. metropolitan markets that generate substantial long-distance traffic to their countries of origin. Until 1995, the Company concentrated its marketing efforts in the New York-Washington, D.C. corridor and focused on the delivery of international calling services to India.

     At the end of 1995, the Company expanded its marketing efforts to include the West Coast of the United States, and began targeting other ethnic groups in the United States, such as the Middle Eastern, Philippine and Russian communities. International traffic generated by the Company currently terminates primarily in Asia, the Pacific Rim, the Middle East, Africa, Eastern and Western Europe and North America. In order to achieve economies of scale in its network operations and to balance its residential international traffic, in late 1995, the Company began marketing its excess network capacity to international carriers seeking competitive rates and high-quality transmission capacity.

     The Company markets its services to select ethnic residential communities throughout the United States and to leading international long distance carriers. The Company provides its services through a flexible, high-quality network of owned and leased transmission facilities, operating and termination agreements and resale arrangements. The Company currently owns and operates an international gateway switch in New York City and has ordered another international gateway switch expected to be deployed in Los Angeles in 1998. The Company also owns an international gateway switch in Washington, D.C. that is expected to be redeployed as a domestic switch in Chicago during the third quarter of 1998.

     The Company uses sophisticated database marketing techniques and a variety of media to reach its targeted residential customers, including focused print advertising in ethnic newspapers, advertising on ethnic radio and television stations, direct mail, sponsorship of ethnic events and customer referrals. The Company's strategy is to provide overall value to its customers and combine competitive pricing with high levels of service, rather than to compete on the basis of price alone. The Company provides responsive customer service 24 hours a day, seven days a week, in each of the languages spoken by the Company's targeted residential customers.

STARTEC GLOBAL HOLDING CORPORATION

     New Parent is a company incorporated under the laws of the State of Delaware and was recently formed for the purpose of effecting the Reorganization. After the consummation of the Reorganization, New Parent will be a holding company, the primary assets of which will be its equity interests in its wholly-owned subsidiaries. Following the Reorganization, the stockholders of the Company will become the stockholders of New Parent. After the effective date of the Merger, New Parent will be renamed Startec Global Communications Corporation.

                              THE ANNUAL MEETING

RECORD DATE AND OUTSTANDING STOCK

     The record date ("Record Date") for determining those stockholders entitled to notice of and to vote at the Annual Meeting was June 25, 1998. At that date, the Company had outstanding 8,939,315 shares of Company Common Stock.

PROXIES

     Solicitation. Solicitation of proxies is being made by management at the direction of the Board of Directors, without additional compensation, through the mail, in person or by telegraph or telephone. The cost will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable expenses in so doing.

     Revocation. The execution of a proxy does not affect the right to vote in person at the Annual Meeting. A proxy may be revoked by the person giving it at any time before it has been voted at the Annual Meeting by submitting a later dated proxy or by giving written notice to the Secretary of the Company. Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board of Directors.

     Signatures in Certain Cases. If a stockholder is a corporation, the enclosed proxy should be signed in its corporate name by an authorized officer and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy must be signed by a majority of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or administrator, and his or her title as such should follow the signature.

QUORUM AND VOTING

     The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary for a quorum. Approval of the Reorganization requires the affirmative vote of a majority of all the votes entitled to be cast by the holders of Company Common Stock. The directors will be elected by at least a plurality of the votes cast at the election. Under Maryland law, an abstention as to any particular matter does not constitute a vote "for" or "against" and will be disregarded in calculating votes cast as to such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions. As of the Record Date, directors and executive officers of the Company and their affiliates had the power to vote approximately 45.1% of the outstanding Company Common Stock. All of the directors and executive officers have expressed an intention to vote in favor of all of the proposals described below.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the ownership of the Company's voting securities on the Record Date, including options and warrants by (i) each person known by the Company to be the beneficial owner of more than five percent of any class of its voting securities, (ii) each director and executive officer, and (iii) all directors and executive officers as a group.


                                                                     PERCENTAGE OF
                                              AMOUNT & NATURE OF      OUTSTANDING
           BENEFICIAL OWNER(1)             BENEFICIAL OWNERSHIP(2)   COMMON STOCK
----------------------------------------- ------------------------- --------------
     Ram Mukunda ........................          3,579,675              40.0%
     Blue Carol Enterprises(3) ..........            807,124               9.0%
     Vijay Srinivas(4) ..................            311,200               3.5%
     Prabhav V. Maniyar .................            118,616               1.3%
     Nazir G. Dossani(5) ................             11,000                 *
     Richard K. Prins(6) ................             18,000                 *
     All Directors and Executive Officers
       as a group (5 persons) ...........          4,038,491              45.1%

----------
 * Represents beneficial ownership of one percent or less of the outstanding shares of Company Common Stock.

(1)  Unless  otherwise  indicated,  the  address  of all  persons  listed is c/o
     Startec  Global  Communications   Corporation,   10411  Motor  City  Drive,
     Bethesda, MD 20817.

(2) Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned in the table. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Company Common Stock subject to options, warrants or other rights to purchase which are currently exercisable within 60 days of June 25, 1998 are deemed outstanding for the purpose of computing the percentage ownership of the persons holding such options, warrants or rights, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) The address of Blue Carol Enterprises Ltd. is 930 Ocean Center Harbour City, Kowloon, Hong Kong. Blue Carol Enterprises Ltd. is an affiliate of Portugal Telecom International.

(4) Such shares are held by Mr. Srinivas and his wife as joint tenants. Mr. and Mrs. Srinivas are the brother-in-law and sister of Ram Mukunda, the Company's President and Chief Executive Officer.

(5)  Includes options to purchase 5,000 shares of Company Common Stock.

(6) Includes options to purchase 5,000 shares of Company Common Stock. Excludes warrants to purchase 33,000 shares of Company Common Stock. Mr. Prins is a Senior Vice President of Ferris, Baker Watts, Incorporated, one of the underwriters of the Company's initial public offering, which received warrants to purchase up to 150,000 shares of Company Common Stock in connection with the closing of the initial public offering. Mr. Prins received 33,000 of such warrants. The warrants are not currently exercisable.

                                  PROPOSAL I
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes of directors each containing, as nearly as possible, an equal number of directors. Directors within each class are elected to serve three-year terms, and approximately one-third of the directors stand for election at each annual meeting of the stockholders. At the Annual Meeting, the stockholders will elect the persons to serve as Class I directors of the Company.

     Messrs. Nazir G. Dossani and Richard K. Prins were nominated by the Board of Directors to serve as Class I directors of the Company. All nominees have consented to be named herein and to serve if elected. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitute will have discretionary authority to vote or to refrain from voting for the other nominee in accordance with their judgment. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of Nazir G. Dossani and Richard K. Prins.

        THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR

NOMINEES FOR ELECTION

               NAME                 AGE   SINCE   POSITION WITH THE COMPANY
---------------------------------- ----- ------- --------------------------
       Nazir G. Dossani ..........  56    1997   Director(1)(2)
       Richard K. Prins ..........  41    1997   Director(1)(2)

CONTINUING DIRECTORS

                                  CLASS II

       Prabhav V. Maniyar ........  39    1997   Senior Vice President, Chief
                                                 Financial Officer,
                                                 Secretary and Director
       Vijay Srinivas ............  45    1989   Director

                                  CLASS III

       Ram Mukunda ...............  39    1989   President, Chief Executive
                                                 Officer, Treasurer and
                                                 Director

----------
(1) Member of the Compensation Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

CERTAIN KEY EMPLOYEES

              NAME                AGE               POSITION WITH THE COMPANY
-------------------------------- -----            -------------------------------
      Anthony Das ..............  44              Vice President of
                                                  Corporate and International
                                                  Affairs
      Subhash Pai ..............  32              Vice President, Controller and
                                                  Assistant Secretary
      Gustavo Pereira ..........  44              Vice President of Engineering
      Dhruva Kumar .............  28              Vice President of Global
                                                  Carrier Services

      Tracy Behzad .............  35              Vice President of Human
                                                  Resources
      Ron Vassallo .............  32              Director, Global Marketing

BACKGROUND OF NOMINEES

     The business experience, principal occupation and employment of the nominees have been as follows:

     Nazir G. Dossani joined the Company as a director in October 1997 at the completion of the Company's initial public offering. Mr. Dossani has been Vice President for Asset/Liability Management at the Federal Home Loan Mortgage Corp. since January 1993. Prior to this position, Mr. Dossani was Vice President -- Pricing and Portfolio Analysis at the Federal National Mortgage Association. Mr. Dossani received a Ph.D. in Regional Science from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

     Richard K. Prins joined the Company as a director in October 1997 at the completion of the Company's initial public offering. Mr. Prins is a Senior Vice President with Ferris, Baker Watts, Incorporated. From July 1988 through March 1996, he served as Managing Director of Investment Banking with Crestar Securities Corporation. Mr. Prins received an M.B.A. from Oral Roberts University and a B.A. from Colgate University. He currently serves on the Board of Directors of Path Net, Inc., a domestic telecommunications company, and The Association for Corporation Growth, National Capital Chapter.

BACKGROUNDS OF CONTINUING DIRECTORS AND KEY EMPLOYEES

     Ram Mukunda is the founder of the Company. Prior to 1989, Mr. Mukunda was an Advisor in Strategic Planning with INTELSAT, an international consortium responsible for global satellite services. While at INTELSAT, he was responsible for issues relating to corporate, business, financial planning and strategic development. Prior to joining INTELSAT, he worked as a fixed-income analyst with Caine, Gressel. Mr. Mukunda earned a M.S. in Electrical Engineering from the University of Maryland. Mr. Mukunda and Mr. Srinivas are brothers-in-law.

     Prabhav V. Maniyar joined the Company as Chief Financial Officer in January 1997. From June 1993 until he joined the Company, Mr. Maniyar was the Chief Financial Officer of Eldyne, Inc., Unidyne Corporation and Diversified Control Systems, LLC, collectively known as the Witt Group of Companies. The Witt Group of Companies was acquired by the Titan Corporation in May 1996. From June 1985 to May 1993, he held progressively more responsible positions with NationsBank. Mr. Maniyar earned a B.S. in Economics from Virginia Commonwealth University and an M.A. in Economics from Old Dominion University.

     Vijay Srinivas is the brother-in-law of Ram Mukunda and is a founding director of the Company. He has a Ph.D. in Organic Chemistry from the University of North Dakota and is a senior research scientist at ELF Atochem, North America, a diversified chemical Company.

     Anthony Das joined the Company in February 1997 and is Vice President of Corporate and International Affairs. Prior to joining the Company, Mr. Das was a Senior Consultant at Armitage Associates from April 1996 to January 1997. Prior to joining Armitage Associates, he served as a Senior Career Executive in the Office of the Secretary, Department of Commerce from 1993 to 1995. From 1990 to 1993, Mr. Das was the Director of Public Communication at the State Department. In connection with his divorce in 1996, Mr. Das filed a voluntary petition of bankruptcy in the Eastern District Court of Virginia.

     Subhash Pai joined the Company in January 1992 and serves as Vice President, Controller and Assistant Secretary. He is a CA/CPA. Prior to joining the Company, Mr. Pai held various positions with a multinational shipping company.

     Gustavo Pereira joined the Company in August 1995 and is Vice President for Engineering. From 1989 until he joined the Company, Mr. Pereira served as
Director of Switching Systems for Marconi in Portugal. In this capacity he supervised more than 100 engineers and was responsible for Portugal's international telecommunications network.

     Dhruva Kumar joined the Company in April 1993 and is Vice President of Global Carrier Services. Prior to managing the carrier services group, Mr. Kumar held a series of progressively more responsible positions within the Company.

     Tracy Behzad joined the Company in January 1998 and is Vice President of Human Resources. Ms. Behzad's background includes over 15 years of progressively responsible positions in human resources management, including experience in labor relations and in the development of human resources departments within organizations.

     Ron Vassallo joined the Company in January 1998 and is Director, Global Marketing. Prior to joining the Company, Mr. Vassallo was Vice President and a founding partner of MultiServices, Inc., a strategic marketing firm, and General Manager of World Access, Inc., an international affinity marketing Company.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held five meetings in 1997. During 1997, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board during the period for which such incumbent was a director, and the total number of meetings held by all committees on which such incumbent served.

     The Board of Directors has established a Compensation Committee and an Audit Committee. The Compensation Committee is responsible for reviewing and approving salaries, bonuses and benefits paid or given to all executive officers of the Company and making recommendations to the Board of Directors with regard to employee compensation and benefit plans. The Compensation Committee also administers the Company's Amended and Restated Option Plan and the 1997 Plan. This committee met one time during 1997. The Audit Committee is charged with recommending the engagement of independent accountants to audit the Company's financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of the Company's management and independent accountants pertaining to the Company's financial statements, reviewing management's procedures and policies regarding internal accounting controls, and performing such other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors. This committee met one time during 1997.

COMPENSATION OF DIRECTORS

     Currently, the Company's directors do not receive cash compensation for their service on the Board of Directors. In the future, however, directors who are not executive officers or employees of the Company may receive meeting fees, committee fees and other compensation relating to their service. The Company's practice is to grant to each member of the Board of Directors who is not an officer of the Company an award of options to purchase 5,000 shares of Company Common Stock upon joining the Board and an additional option to purchase 2,000 shares of Company Common Stock per year of service thereafter. All directors will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Officers, directors and beneficial owners of more than 10% of the Company Common Stock are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms or written representations that no reports on Form 5 were required, the Company believes that for the period from October 9, 1997 (the effective date of the Company's initial public offering) through December 31, 1997, all of its officers, directors and greater-than-10% beneficial owners complied with Section 16(a) filing requirements applicable to them, except that, due to an electronic formating error, the Form 3 filed on behalf of Mr. Prins was untimely.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

ANNUAL COMPENSATION

     The following table sets forth certain summary financial information concerning compensation for services in all capacities awarded to, earned by or paid to, the Company's Chief Executive Officer and the other most highly compensated officers of the Company, whose aggregate cash and cash equivalent compensation exceeded $100,000 ("Named Officers"), with respect to the last three fiscal years.

                          SUMMARY COMPENSATION TABLE


                                                                           LONG TERM
                                               ANNUAL COMPENSATION        COMPENSATION
                                               -------------------        ------------
                                                                           SECURITIES           ALL
            NAME AND                                                       UNDERLYING          OTHER
       PRINCIPAL POSITION          YEAR         SALARY         BONUS       OPTIONS(#)      COMPENSATION
-------------------------------   ------   ---------------------------   -------------   ----------------
Ram Mukunda ...................   1997        $  345,833(1)      --              --         $  30,800(2)
 President/Chief ..............   1996        $  165,872         --              --         $  18,000(2)
 Executive Officer ............   1995        $  150,000         --              --                --
Prabhav V. Maniyar(3) .........   1997        $  149,585         --         157,616                --
 Chief Financial ..............   1996                --         --              --                --
 Officer/Secretary ............   1995                --         --              --                --
Gustavo Pereira ...............   1997        $  110,000         --           7,500                --
 Vice President- ..............   1996        $  110,000         --              --                --
 Engineering ..................   1995        $   32,000         --              --                --


----------


(1) Includes $150,000 accrued salary for prior periods.

(2) This amount includes the value of an automobile allowance.

(3) Mr. Maniyar joined the Company in January 1997.

(4) Mr. Pereira joined the Comany in August 1995.

CERTAIN EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Ram Mukunda on July 1, 1997 (the "Mukunda Agreement"), pursuant to which Mr. Mukunda holds the positions of President, Chief Executive Officer and Treasurer of the Company, is paid an annual base salary of $250,000 per year, is entitled to participate in the 1997 Plan, is eligible to receive a bonus of up to 40% of his base salary as determined by the Compensation Committee based upon the financial and operating performance of the Company, and is entitled to receive an automobile allowance of $1,500 per month. In addition, the Mukunda Agreement provides that, if there is a "Change of Control" (as defined therein), Mr. Mukunda will receive, for the longer of 12 months or the balance of the term under his employment agreement (which initially could be for a period of up to three years), the following benefits: (1) a severance payment equal to $20,830 per month; (2) a pro rata portion of the bonus applicable to the calendar year in which such termination occurs; (3) all accrued but unpaid base salary and other benefits as of the date of termination; and (4) such other benefits as he was eligible to participate in at and as of the date of termination.

     The Company also entered into an employment agreement with Prabhav V. Maniyar on July 1, 1997 (the "Maniyar Agreement"), pursuant to which Mr. Maniyar holds the positions of Senior Vice President, Chief Financial Officer and Secretary of the Company, is paid an annual base salary of $175,000 per year, is entitled to participate in the 1997 Plan, is eligible to receive a bonus of up to 40% of his base salary, as determined by the Compensation Committee based upon the financial and operating performance of the Company, and is entitled to receive an automobile allowance of $750 per month. In addition, the Maniyar Agreement provides that if there is a "Change of Control" (as defined therein), Mr. Maniyar will receive, for the longer of 12 months or the balance of the term under his employment agreement (which initially could be for a period of up to three years), the following benefits: (1) a severance payment equal to $14,580 per month; (2) a pro rata portion of the bonus applicable to the calendar year in which such termination occurs; (3) all accrued but unpaid base salary and other benefits; and (4) such other benefits as he was eligible to participate in at and as of the date of termination.

     The Mukunda Agreement and the Maniyar Agreement each has an initial term of three years and is renewable for successive one year terms. In addition, the agreements also contain provisions which restrict the ability of Messrs. Mukunda and Maniyar to compete with the Company for a period of one year following termination.

     For purposes of the Mukunda Agreement and the Maniyar Agreement, a "Change of Control" shall be deemed to have occurred if (A) any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of all classes of the Company's then outstanding voting securities; or (B) during any period of two consecutive calendar years individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; or (C) the stockholders of the Company approve a merger or consolidation of the Company with any other company or entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (exclusive of the situation where the merger or consolidation is effected in order to implement a recapitalization of the Company in which no person acquires more than 30% of the combined voting power of the Company's then outstanding securities); or (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     The Board of Directors in consultation with the Compensation Committee recently approved increases in the compensation of Messrs. Mukunda and Maniyar, which increases are consistent with compensation levels of other comparable companies in the telecommunications industry. Effective July 1, 1998, Mr. Mukunda's annual base salary will be increased to $325,000 and Mr. Maniyar's annual base salary will be increased to $225,000.

STOCK OPTION GRANTS

     The following table sets forth certain information regarding grants of options to purchase Company Common Stock made by the Company during the fiscal year ended December 31, 1997, to each of the Named Officers. No stock appreciation rights were granted during fiscal 1997. On June 25, 1998, the closing price of the Company Common Stock was $15.00. The information set forth below supercedes and replaces similar information included in the Company's amended Annual Report on Form 10-K.

                                           PERCENTAGE                              REALIZED VALUE AT
                               NUMBER OF    OF TOTAL                            ASSUMED ANNUAL RATES OF
                              SECURITIES     OPTIONS                           STOCK PRICE APPRECIATION
                              UNDERLYING   GRANTED TO    EXERCISE                 FOR OPTIONS TERM(3)
                                OPTIONS     EMPLOYEES     PRICE     EXPIRATION -------------------------
            NAME              GRANTED(#)   IN 1997(1)   ($/SH)(2)      DATE        5%($)       10%($)
---------------------------- ------------ ------------ ----------- ----------- ------------ ------------
Ram Mukunda ................         --          --          --           --           --           --
Prabhav V. Maniyar .........    107,616       16.10%    $  1.85      1/19/07      125,206      317,297
                                 50,000        7.48%    $ 10.00      8/17/07      314,447      796,871
Gustavo Pereira ............      7,500        1.12%    $ 10.00      8/17/07       47,167      119,530


----------
(1) During 1997, the Company granted options to purchase a total of 668,366 shares of Company Common Stock.

(2) The exercise price was equal to the per share fair market value of the Company Common Stock underlying the options on the date of grant.

(3) Amounts reflected in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company Common Stock over the term of the options. Actual gains, if any, on the stock option exercises and Company Common Stock holdings are dependent upon the timing of such exercise and the future performance of the Company Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the holder of the option.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information as of December 31, 1997, regarding the number and year end value of unexercised stock options to purchase Company Common Stock held by each of the Named Officers. No stock appreciation rights were exercised during fiscal 1997.

                                                                          VALUE OF
                                         NUMBER OF                       UNEXERCISED
                                   SECURITIES UNDERLYING                "IN-THE-MONEY"
                                    UNEXERCISED OPTIONS                   OPTIONS AT
                                   AT FISCAL YEAR-END(#)            FISCAL YEAR-END($)(1)
                                --------------------------       ---------------------------
            NAME                 EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----------------------------    --------------------------       ---------------------------
Ram Mukunda ................                       --                             --
Prabhav V. Maniyar .........           107,616/50,000              2,208,818/618,750
Gustavo Pereira ............                  0/7,500                       0/92,813

----------

(1) Options are "in-the-money" if the fair market value of underlying securities exceeds the exercise price of the options. The amounts set forth represent the difference between $22.375 per share, the fair market value of the Common Stock issuable upon exercise of options at December 31, 1997 and the exercise price of the option, multiplied by the applicable number of shares underlying the options. On June 25, 1998, the closing price of the Company Common Stock was $15.00.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is not deemed to be "soliciting material" or deemed to be "filed" with the Commission or subject to the Commission's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

     General. In connection with its initial public offering of Company Common Stock in late 1997, the Company formed a Compensation Committee of the Board of Directors consisting of Messrs. Prins and Dossani. The Compensation Committee evaluates and recommends to the Board the base salary and incentive compensation for the Chief Executive Officer of the Company, as well as its senior officers. The Compensation Committee also administers and grants awards under the 1997
Plan. The Committee consists solely of non-employee directors whose participation in the 1997 Plan is under the control of the Board of Directors. The Committee intends to retain a professional consultant to research the executive compensation levels of similar companies and to assist and advise it in the future in the setting of the Company's own executive compensation levels.

     Executive Compensation. The Company's executive compensation program as implemented by the Compensation Committee is intended to provide a competitive compensation program that will enable the Company to attract, retain and reward experienced and highly motivated executive officers who have the skills, experience and talents required to promote the short- and long-term financial performance and growth of the Company. The compensation policy is generally based on the principle that the financial rewards to the executive must be aligned with the financial interests of the stockholders of the Company.

     Officers of the Company are paid salaries in line with their responsibilities and generally comparable to industry standards. Senior officers are also eligible to receive discretionary bonuses based upon the overall growth in revenue and profit and the performance of the Company. Likewise, stock option or other stock-based awards to officers and other employees are intended to promote the success of the Company by aligning employee financial interests with long-term stockholder value. Such awards are generally based on various subjective factors primarily relating to the responsibilities of the individual officers or employees, and also their expected future contributions and prior awards.

     The Committee will consider establishing standard salary ranges for all executive positions below the level of the chief executive officer in the future with the assistance of experienced compensation consultants. These salary ranges will be developed in coordination with such consultants and the Company's human resources staff from surveys using competitive market data from similarly sized companies in the telecommunications industry, as well as other industry groups. An executive's salary within these ranges will depend upon the executive's experience and capabilities, the executive's unique talents and strengths and the executive's overall contribution to the Company.

     Compensation of the Chief Executive Officer. The Compensation Committee will annually review and approve the compensation of Mr. Mukunda, the Chief Executive Officer of the Company. The compensation package for the Chief Executive Officer includes elements of base salary, annual incentive compensation and long-term incentive compensation. Mr. Mukunda's total compensation is designed to be competitive within the industry while creating rewards for short- and long-term performance in line with the financial interests of the Company's stockholders.

     With regard to Mr. Mukunda's compensation, the Committee considers in particular the Company's performance as evidenced by changes in the market price of the Company Common Stock during the year as compared to changes in the telecommunications industry and the broader economic environment. Mr. Mukunda is a significant stockholder in the Company, and to the extent his performance as Chief Executive Officer translates into an increase in the value of the Company Common Stock, all Company stockholders, including him, share the benefits. The Committee also considers the Chief Executive Officer's leadership in continuing to improve the strategic position of the Company and its positive financial performance during 1997 with respect to revenue growth, expense control, net income, and earnings per share, compared to other telecommunications companies.

     Section 162(m). The Commission requires that this report comment upon the Company's policy with respect to Section 162(m) of the Code, which limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Company's policy with respect to Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted, while simultaneously providing Company executives with appropriate awards for their performance. None of the Company's executives earned sufficient compensation income in 1997 nor are any of the Company's executives anticipated to have sufficient compensation in the near future to be subject to Section 162(m). The Compensation Committee, however, reserves the right to use its judgment, where merited by the Committee's need for flexibility to respond to changing business conditions or by an executive's individual performance, to authorize compensation which may not, in a specific case, be fully deductible by the Company.

     Conclusion. The Compensation Committee intends to base its executive compensation practices on stock price and other financial performance criteria, as well as on its qualitative evaluation of individual performance. In addition, the Committee will augment these components of the compensation process with quantitative measures of individual performance. The Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executives who will maximize value for the Company's shareholders.

                                            THE COMPENSATION COMMITTEE

                                              Nazir G. Dossani
                                              Richard K. Prins

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the Company's initial public offering, the Board of Directors did not have a Compensation Committee or any committee performing a similar function. Accordingly, the entire Board of Directors, including directors who are executive officers of the Company, historically have made all determinations concerning compensation of executive officers. The Board of Directors has established a Compensation Committee which consists entirely of directors who are not employees of the Company.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Company Common Stock for the period from October 9, 1997 (the date the Company Common Stock began trading on the NNM) through December 31, 1997 with the cumulative total return on (i) the "NASDAQ-US Index", and (ii) the "NASDAQ Telecommunications Index". The comparisons assume the investment of $100 on October 9, 1997 in the Company Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The Company has not paid any dividends on the Company Common Stock and does not intend to do so in the foreseeable future. The performance graph is not necessarily indicative of future performance.

[GRAPHIC OMITTED]


                                       MONTHLY CUMULATIVE TOTAL VALUES($)*
                     ------------------------------------------------------------------------
       1997                                   THE NASDAQ                    THE NASDAQ
     MONTH-END        THE COMPANY     STOCK MARKET -- U.S. INDEX     TELECOMMUNICATIONS INDEX
------------------   -------------   ----------------------------   -------------------------
10/31/97 .........        88.81                   91.28                        95.44
11/28/97 .........        95.52                   91.68                        95.79
12/31/97 .........       133.58                   89.95                        99.27

----------
* Assumes $100 invested on October 9, 1997 in Company Common Stock or an index, including reinvestment of dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has an agreement with Companhia Santomensed De Telecommunicacoes ("CST"), an affiliate of Blue Carol Enterprises Ltd. ("Blue Carol"), which currently holds 9% of the outstanding shares of Company Common Stock, for the purchase and sale of long distance services. Revenues generated from this affiliate amounted to approximately $1,035,000, $1,501,000 and $1,900,000, or 10%, 5% and 2% of the Company's total revenues for the years ended December 31, 1995, 1996 and 1997, respectively. Services provided to the
Company by this  affiliate  amounted to  approximately  $134,000,  $663,000  and
$680,000 of the Company's costs of services for the years ended December 31, 1995, 1996 and 1997, respectively. The Company also has a lease agreement with an affiliate of Blue Carol, Companhia Portuguesa Radio Marconi, S.A. ("Marconi"), for rights to use undersea fiber optic cable under which the Company is obligated to pay Marconi $38,330 semi-annually for five years on a resale basis.

     The Company provided long distance services to EAA, Inc. ("EAA"), an affiliate owned by Ram Mukunda, the Company's President and Chief Executive Officer. Payments received by the Company from EAA amounted to approximately $396,000 and $262,000 for the years ended December 31, 1995 and 1996, respectively. No services were provided in 1997. Accounts receivable from EAA were $167,000 and $64,000 as of December 31, 1995 and 1996, respectively. The Company believes that the services provided were on standard commercial terms, which are no less favorable than those available on an arms-length basis with an unaffiliated third party.

     The Company was indebted to Vijay and Usha Srinivas and Mrs. B.V. Mukunda under certain notes payable in the amounts of $46,000 and $100,000 respectively, which amounts were repaid in July 1997. Mr. and Mrs. Srinivas are the brother-in-law and sister, and Mrs. B.V. Mukunda is the mother, of Ram Mukunda, the Company's President and Chief Executive Officer. The interest rates on these notes ranged from 15% to 25%.

     In July 1997, the Company offered to exchange shares of its voting Common Stock for all of the issued and outstanding shares of its non-voting common stock, or alternatively, to repurchase such shares of non-voting common stock for cash. In connection therewith, Mr. Mukunda exchanged 17,175 shares of non-voting stock for an equal number of shares of voting Common Stock.

     During the second quarter of 1998, the Company made loans to certain of its employees and officers. These loans were all made on substantially the same terms, including interest rates. In this regard, the Company advanced an aggregate of $736,676 to such persons, including $550,000 to Prabhav V. Maniyar, in connection with the prior exercise by such persons of outstanding options to purchase Company Common Stock and the payments of taxes related thereto. The loans bear interest at a rate of 7.87% per year with interest payable quarterly in arrears. Principal and any unpaid interest is due and payable on December 31, 1998. The loan to Mr. Maniyar is secured by a pledge of all of his assets other than assets that may be subject to any pre-existing security interests.

                                   PROPOSAL II
              AMENDED AND RESTATED 1997 PERFORMANCE INCENTIVE PLAN

INTRODUCTION

     The Company's Board of Directors has adopted an amendment and restatement of the 1997 Plan which stockholders will be asked to approve at the Annual Meeting. The amendment makes two significant changes: First, the amendment increases the number of shares reserved for issuance under Awards. Second, the amendment will modify the provisions of the Plan and secure stockholder approval of certain terms relating to performance-based awards so that such awards, including certain cash-denominated annual and long-term incentive awards, potentially can qualify as "performance-based compensation" under Section 162(m) of the Code. Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1 million paid to certain executive officers (generally, the officers who are "named executive officers" in the summary compensation table in the company's proxy statement). "Performance-based compensation" is not counted against the $1 million deductibility cap.

     The Board of Directors and the Compensation Committee (the "Committee") believe that attracting and retaining executives, other employees, non-employee directors, and other service providers of high quality is essential to the Company's growth and success. Important advantages to the Company are gained by a comprehensive compensation program which may include different types of incentives for motivating such persons and rewards for outstanding service. In particular, stock options have been and will continue to be an important element of compensation for executives and other employees, because such awards enable such persons to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and the Company's stockholders. Such awards also provide an increased incentive for the recipient to expend his or her maximum efforts for the success of the Company's business.

     The following is a brief description of the material features of the 1997 Plan, as proposed to be amended and restated. Such description is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which is attached to this Proxy Statement as Annex A. The Plan is a broad-based plan authorizing the grant of options and other awards potentially to every employee of the Company as well as to directors and consultants. The Company has granted options to a substantial number of its approximately 257 employees.

     Shares Available and Award Limitations. Under the 1997 Plan, as amended, the number of shares of Company Common Stock reserved and available for awards ("Awards") will be eighteen and one-half percent (18.5%) of the issued and outstanding shares of Company Common Stock, determined at the time of grant of the Award. Presently, the 1997 Plan provides for the issuance of up to 750,000 shares of Company Common Stock, of which approximately 500,000 shares are subject to outstanding Awards. The new percentage-based calculation will provide the Company with added flexibility in making additional Awards to the employees directors and consultants of the Company. Based upon the presently outstanding 8,939,315 shares of Company Common Stock, the 1997 Plan would authorize Awards for up to 1,653,773 shares of Company Common Stock. Because the 1997 Plan permits an Award to be granted to the extent that such Award, together with all other Awards then outstanding, do not authorize the issuance or otherwise relate to more than 18.5% of the outstanding class of Common Stock at the date of grant of such Award, the shares available will increase if the Company issues additional shares and as Awards are exercised, settled, or otherwise expire or terminate. In addition, the 1997 Plan limits the number of shares issuable in connection with restricted stock, deferred stock, or other awards that are akin to options or stock appreciation rights to a total of 30% of the shares reserved under the 1997 Plan, and the 1997 Plan limits the number of shares issuable in connection with incentive stock options ("ISOs," which are discussed below) to one million shares. Shares delivered under the 1997 Plan may be either newly issued shares or treasury shares.

     In addition, the 1997 Plan includes a limitation on the amount of Awards that may be granted to any one participant in a given calendar year in order to qualify Awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this

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



annual per-person limitation, no participant may in any year be granted stock-denominated Awards with respect to more than 1 million shares of Company Common Stock, and the maximum cash amount that may be earned by any participant upon achievement of performance goals measured over a specified period shall be $1.5 million in the case of annual incentive Awards and, in the case of performance-based awards with a performance period longer than one year, the maximum value that may accrue to any one participant in any one year for all such long-term Awards shall be $1.5 million.

     Adjustments to the number and kind of shares subject to the share limitations and annual per-person limitations relating to stock-denominated
Awards are authorized in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, reclassification, stock split, reorganization, business combination, or other similar corporate transaction or event affects the Company Common Stock. The Compensation Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that any adjustments to Awards intended to qualify as "performance-based" must conform to requirements under Section 162(m).

     Eligibility. All officers and employees of the Company and its subsidiaries, directors of the Company (including non-employee directors), and consultants and other service providers to the Company and its subsidiaries are eligible to be granted Awards under the 1997 Plan. At present, approximately 200 persons would be eligible to receive Awards. Awards to non-employee directors under the 1997 Plan are made by the Board of Directors.

     Administration. The Plan will be administered by the Committee, except that the Board may appoint any other committee to administer the Plan and may itself act to administer the Plan and will so act in connection with Awards to non-emloyee directors. (References to "Committee" below mean the Compensation Committee or full Board exercising authority with respect to a given type of Award.) Subject to the terms and conditions of the 1997 Plan, the Committee is authorized to select participants, to determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of an annual incentive award, to specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, to set other terms and conditions of such Awards, to prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 1997 Plan, and to make all other determinations which may be necessary or advisable for the administration of the 1997 Plan. Nothing in the 1997 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers, employees and directors including the executive officers. The 1997 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 1997 Plan.

     Stock Options and SARs. The Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights ("SARs") entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of a SAR is determined by the Committee, but generally may not be less than the fair market value of the stock on the date of grant (except as described below). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally are fixed by the Committee, subject to a restriction that no ISO, or SAR in tandem therewith, may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, stock or other property (possibly including notes or obligations to make payment on a deferred basis) or by surrender of other outstanding awards, having a fair market value equal to the exercise price. Methods of exercise and settlement, vesting and other terms of SARs will be determined by the Committee. SARs granted under the Plan may include "limited SARs" exercisable for a stated period of time following a "change of control" of the Company, as discussed below.

     Restricted Stock. The Committee is authorized to make Awards of restricted stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An Award of restricted stock entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock and restricted stock units, which are economically similar to restricted stock, may be granted as "other stock-based awards" under the 1997 Plan. Such Awards would give participants the right to receive shares at the end of a specified deferral period, and may be subject to forfeiture in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock and restricted stock units carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such Awards.

     Other Stock-Based Awards, Bonus Stock, and Awards in lieu of Cash Obligations. The 1997 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Company Common Stock. The Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Company's obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

     Performance-Based Awards. The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 1997
Plan, or as a condition to accelerating the timing of such events. If so determined by the Committee, in order to avoid the limitations on deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance Awards to the chief executive officer and the four other most highly compensated executive officers will be selected from among the following: (i) earnings, (ii) earnings per share, (iii) stock price, (iv) total shareholder return, (v) operating income,
(vi) net income, (vii) cash flow, (viii) return on equity, (ix) return on capital, (x) customer additions, (xi) network infrastructure deployment and
(xii) new product launches.

     Incentive Awards. The Committee is authorized to grant incentive awards which are performance-based Awards that are denominated in cash. Incentive Awards may be annual incentive Awards, earnable based on performance measured in a period of one year or less, or long-term incentive Awards, earnable based on performance over a period of longer than one year. Incentive Awards may be settled in cash or by issuance of shares under the Plan. As stated above, incentive Awards granted to named executives may be intended to constitute "performance-based compensation" not subject to the limitation on deductibility under Code Section 162(m). In such case, the performance objectives will be based on the business criteria described in the preceding paragraph.

     Other Terms of Awards. Awards may be settled in cash, stock, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 1997 Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the stock or other property to be distributed (or previously acquired stock or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the 1997 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

     Awards under the 1997 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for other Awards under the 1997 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

     Vesting, Forfeitures, and Acceleration Thereof. The Committee may, in its discretion, determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 1997 Plan provides that, in the event of a "change in control" of the Company, as defined, outstanding Awards will immediately vest and be fully exercisable and any restrictions, and forfeiture conditions of such Awards will lapse.

     Amendment and Termination of the Plan. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 1997 Plan without stockholder approval at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law or deemed advisable. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the 1997 Plan or broaden eligibility. Unless earlier terminated, the 1997 Plan will terminate at July 31, 2010.

     Effect of Stockholder Approval on Awards. For purposes of Code Section 162(m), shareholder approval of the 1997 Plan, as amended and restated, relates particularly to eligibility, per-person award limitations, the performance objectives inherent in stock options and stock appreciation rights ("SARs"), and the business criteria incorporated in performance goals under certain designated performance-based awards. See "Eligibility," "Shares Available and Award Limitations," "Stock Options and SARs," and "Performance-Based Awards." In the event that stockholders fail to approve these material terms of the performance goals relating to 1997 Plan awards to be granted after the Annual Meeting, such awards will not be granted to the extent necessary to meet the requirements of Treasury Regulations 1.162-27(e)(4). All Awards granted to date have been granted under the 1997 Plan as currently in effect so such Awards will be unaffected by the action of stockholders relating to the 1997 Plan at the Annual Meeting of Stockholders.

FEDERAL INCOME TAX IMPLICATIONS TO THE 1997 PLAN

     The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the 1997 Plan. The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the difference between the grant price and the fair market value of the underlying stock.

     Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (generally, the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

     With respect to other Awards granted under the 1997 Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of stock or other property actually received. Except as discussed below, the Company generally will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. Except as discussed below, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax.

     The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the 1997 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting of Stockholders and not as tax guidance to participants in the 1997 Plan as the consequences may vary with the types of Awards made, the identity of the recipients and the method of payment or settlement. In addition, other tax rules may apply, such as in the case of variations in transactions that are permitted under the 1997 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

     As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1,000,000 deductibility cap of Section 162(m) of the Code, and therefore remains fully deductible by the company that pays it. Under the 1997 Plan, options and SARs granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees the Committee expects to be named executives at the time compensation is received under such Awards, and certain other Awards which are conditioned upon achievement of performance goals may be intended by the Committee to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 1997 Plan will be fully deductible under all circumstances. In addition, other Awards under the 1997 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1,000,000 in a given year, be subject to the limitation of Section 162(m).

VOTE REQUIRED FOR APPROVAL

     Approval of the 1997 Plan, as amended and restated, will require the affirmative vote of holders of a majority of the voting power of the issued and outstanding voting securities present in person or represented by proxy and entitled to vote.

     The Board of Directors considers the amended and restated 1997 Plan to be in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR approval.

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

                                 PROPOSAL III
                               THE REORGANIZATION

INTRODUCTION

     The Board of Directors has unanimously approved, and for the reasons described below, recommends that the stockholders approve, the Reorganization pursuant to which the Company would be reorganized into a holding company structure with the parent company incorporated under the laws of the State of Delaware.

     The Board of Directors has devised, and seeks approval of, a plan of Reorganization which will consist, generally, of the following steps (some of which have already been taken): (i) the Company has caused four new Delaware companies to be formed; (ii) New Parent is the wholly-owned subsidiary of the Company and the three remaining newly formed Delaware companies are wholly-owned subsidiaries of New Parent ("New Parent Subsidiaries"); (iii) upon receipt of the necessary regulatory approvals and as permitted by applicable law, the Company will transfer substantially all of its assets and liabilities to New Parent as partial consideration for its purchase of 100% of the issued and outstanding New Common Stock; (iv) following such transfer, New Parent will transfer substantially all of its (newly-acquired) assets and liabilities to the New Parent Subsidiaries as partial consideration for its purchases of 100% of the issued and outstanding shares of the common stock of the New Parent Subsidiaries; (v) following the foregoing asset transfers and upon receipt of stockholder and regulatory approvals, the Merger will take place pursuant to which the Company (sometimes referred to in this discussion as "Startec-Maryland") will be merged with and into New Parent (sometimes referred to in this discussion as "Startec-Delaware"), with each outstanding share of Company Common Stock being exchanged for one share of New Common Stock.

     The Company believes that the Reorganization is important to its future success. However, the Company also wishes to maximize its flexibility to adapt to changing circumstances and to exploit new opportunities. Therefore, if the stockholders approve the Reorganization, the Company, acting through its Board, reserves for itself the power to vary the terms of the Reorganization consistent with the purposes of the Reorganization. The Board may implement all, some or none of the Reorganization, or may implement additional transactions not specified therein, including the sale of equity interests of one or more subsidiaries or other indirectly owned and newly formed subsidiaries to third parties. The final structure of the Company after the Reorganization may be substantially different from the structure as currently contemplated.

     Upon completion of the Reorganization, all of the previously outstanding shares of Company Common Stock will be automatically converted into shares of New Common Stock and Startec-Delaware will be a holding company whose primary assets will be its equity interests in the New Parent Subsidiaries. In addition, all currently outstanding options, warrants or other rights to acquire shares of Company Common Stock will be converted into an identical option, warrant or other right to acquire New Common Stock. At such time, the business and operations which are currently being performed by the Company will be performed by the New Parent Subsidiaries. Pursuant to the terms of the Merger Agreement (a copy of which is attached to this Proxy Statement/Prospectus as Annex B) Startec-Maryland will be merged with and into Startec-Delaware, and as a result, Startec-Maryland will cease to exist and the Company will be a holding company corporation subject to the laws of the State of Delaware.

     At and after the effective date of the Reorganization, each certificate that previously represented shares of Company Common Stock will be deemed for all purposes to evidence the right to receive the number of shares of New Common Stock into which those shares of Company Common Stock have been converted as a result of the Merger. IT WILL NOT BE NECESSARY FOR STOCKHOLDERS OF STARTEC-MARYLAND TO HAVE THEIR STOCK CERTIFICATES EXCHANGED FOR STOCK CERTIFICATES REPRESENTING THE SHARES OF STARTEC-DELAWARE. The Company Common Stock is qualified for trading on the NNM under the symbol "STGC," and after the Reorganization, New Common Stock will continue to be traded on the NNM under the symbol "STGC."

     At and after the effective date of the Reorganization, additional financing transactions, including the issuance of debt and/or equity instruments may occur at the level of New Parent or of the New

Parent Subsidiaries. Debt or equity of a subsidiary, rather than of New Parent, may be issued, among other reasons, to reduce the total cost of capital to New Parent and the subsidiaries, minimize risk to New Parent and its stockholders, or to allow for the most economic and efficient development of a subsidiary's business.

     Startec-Delaware will be governed by the General Corporation Law of the State of Delaware ("the Delaware Law") and a new Certificate of Incorporation and Bylaws (attached hereto as Annex C and Annex D, respectively (together, the "Delaware Charter")), which will result in certain changes in the rights of stockholders. See "Certain Differences between the Charter and Bylaws of the Company and New Parent," and "Certain Differences in State Corporation Laws." As discussed further below, the Reorganization will result in changes in the business and management of the Company. The Reorganization will not, however, result in any change in the assets, liabilities or net worth of the Company on a consolidated basis.

     Assuming that the Reorganization is approved and implemented, the Amended and Restated Stock Option Plan and the 1997 Plan (together, the "Option Plans") and certain warrants and other rights outstanding to purchase Company Common Stock (the "Startec Warrants") will be assumed by Startec-Delaware. In addition, the Merger Agreement provides that Startec-Delaware will assume the Startec Warrants and all options outstanding under the Option Plans, and that such warrants and options will be exercisable for shares of New Common Stock on the same terms upon which outstanding warrants and options are currently exercisable.

     Stockholders should note that approval of the Reorganization will constitute approval of the assumption of the Option Plans and the outstanding options and the Startec Warrants by Startec-Delaware and approval of the Delaware Charter.

     The affirmative vote of holders of a majority of the total number of outstanding shares will be required to approve the Merger Agreement. If approved by the stockholders, it is anticipated that the Reorganization would be completed within 30-60 days of such approval. That time frame, however, may be delayed pending receipt of the state PUC regulatory approvals necessary to complete the Reorganization. Furthermore, the Reorganization may be delayed or abandoned, either before or after stockholder approval, if circumstances arise that, in the opinion of the Board of Directors, make it inadvisable to proceed.

     Important aspects of the Reorganization are outlined below.

DISSENTERS' RIGHTS OF APPRAISAL

     Although under the Maryland General Corporation Law (the "Maryland Law") stockholders have the right, in some circumstances, to dissent from certain corporate reorganizations and receive cash for their shares, Maryland Law does not permit dissenters' rights in connection with the Reorganization presently proposed by the Company and described herein.

PRINCIPAL REASONS FOR REORGANIZATION

     General. Upon completion of the Reorganization, the business operations of the Company will be conducted primarily by operating subsidiaries each of which will be responsible for a specific aspect of the Company's business. The Company believes that this new structure will permit greater flexibility and efficiency in the management and financing of existing and future business operations and business opportunities. The new structure is expected to facilitate the Company's entry into new businesses, and the financing or formation of joint ventures or other business ventures with third parties. In addition, the Reorganization is expected to further the objective of operating the Company's businesses, and any additional businesses acquired or developed in the future, on a more self-sufficient, stand-alone economic basis, decreasing the risk that liabilities attributable to any one of the Company's businesses could be imposed upon one or more of the Company's unrelated businesses. The Reorganization is also expected to provide the consolidated Company with certain tax benefits.

     Effect on Stockholders' Rights. The Reorganization will not alter a stockholder's percentage ownership interest in the Company, and the Company Common Stock will not be affected by the proposed Reorganization except to the extent that there are differences between Maryland Law and Delaware Law. See "Certain Differences between the Charter and Bylaws of the Company and New Parent" and "Certain Differences Between the Corporation Laws of Maryland and Delaware." The stockholders of the Company will continue as the stockholders of New Parent with the same voting, dividend, and liquidation rights and ownership interests as before. Any dividends or other payments from the subsidiaries, however, would be paid to New Parent and not New Parent's stockholders. As a result of the Reorganization, the stockholders of New Parent will not directly elect the governing bodies of the subsidiaries. The members of the governing bodies of the subsidiaries will initially be elected at the discretion of the Board of Directors of New Parent. Notwithstanding that fact, however, the overall management of the affairs and operations of controlled subsidiaries will be under the effective control of the Board of Directors of New Parent and are not expected to change significantly in the near term as a result of the Reorganization.

     Other Effects on the Company and Its Stockholders. Except for the changes described herein, consummation of the Reorganization is not expected to result in any immediate material change in the overall operations of the Company on a consolidated basis. Similarly, the Reorganization will not result in any changes in the current membership of the Board, and the officers of the Company are expected to be the officers of New Parent after consummation of the proposed Reorganization. In addition, persons who currently are serving as officers of the Company may become officers and/or directors of New Parent Subsidiaries. While the Reorganization is not expected to create any conflict of interests between New Parent and its stockholders, in the event that the New Parent Subsidiaries, through public or private sale, should be owned in part by persons other than New Parent or its stockholders, such conflicts could arise.

     Possible Disadvantages. Some possible disadvantages of the Reorganization include the requirement for observing corporate or organizational formalities between and among New Parent and the New Parent Subsidiaries, together with possible increases in accounting and administrative costs, and possible duplication of some administrative and operational functions. The Board of Directors believes, however, that these disadvantages are not likely to be significant or material. Furthermore, in contemplation of the transfer of assets to any of the New Parent Subsidiaries, New Parent may be required to obtain regulatory approval from local, state and federal agencies (see "Required Approvals," discussed below). The cost and length of time required for this process is uncertain. As discussed above, the stockholders of New Parent will not elect the governing bodies of any of the subsidiaries. However, the stockholders will be electing the directors of New Parent who will have overall responsibility for the management of New Parent and the New Parent Subsidiaries. The Board believes that the advantages of the proposal as described above outweigh any possible disadvantages.

     Required Approvals. The business activities of the Company are regulated by various local, state and federal agencies, and the Reorganization, as currently proposed, may require at a minimum, the approval of the following agencies: (i) the FCC and (ii) various state PUCs. The failure of the Company to obtain such approvals on a timely basis could have a material impact on the timing of, or the completion of, all or a portion of the Reorganization. The Reorganization will also require the consent of certain Company contractors, customers, creditors and/or suppliers (referred to collectively as a "Third Party" or "Third Parties"). To the extent that certain Third Party consents to the Reorganization are not received by the Effective Date, the Board reserves the right to alter the structure, terms or timing of the Reorganization.

FEDERAL INCOME TAX MATTERS

     General. The following discussion is based on current law and on certain facts and circumstances relating to the Company and New Parent as of the date hereof. Assurance cannot be given that future legislative enactments, administrative pronouncements, or court decisions will not modify or rescind, possibly on a retroactive basis, the legal basis for statements or conclusions contained herein. Moreover, assurance cannot be given that facts or circumstances will not exist that would, if known to the Company, New Parent or its advisors, cause the Company to materially alter the statements or conclusions contained herein. The Company does not anticipate seeking or receiving a ruling from the Internal

Revenue Service or any other taxing authority as to the tax effects of the Reorganization. The discussion below addresses, in summary form, certain principal aspects of the expected United States federal income taxation of the Reorganization to the Company, New Parent and the New Parent Subsidiaries, based on current expectations as to the manner in which the Reorganization will be accomplished. In addition, the discussion summarizes certain anticipated significant federal income tax consequences of the Reorganization for the Company, New Parent and the New Parent Subsidiaries. Except as specifically set forth herein, the discussion does not address the taxation of any operations or transactions other than the Reorganization. The discussion does not purport to deal with all federal tax considerations relating to or resulting from the Reorganization, and the discussion does not address any state, local, or foreign tax issues relating to the Reorganization. In addition, the discussion does not address any taxes other than taxes on net income.

     As a result of the Reorganization, alone or in combination with other factors, the tax liabilities of New Parent and New Parent Subsidiaries may differ materially and, perhaps, adversely, from the tax liabilities which would be incurred by the Company and its subsidiaries in the absence of the Reorganization. The Company can give no assurances relating to either the extent of or the manner of determining its federal, state, local or foreign tax liabilities following the Reorganization. Such liabilities will result from a combination of facts and legal developments that cannot now be determined, and the Company reserves sole discretion to take any actions which may affect such liabilities, as well as sole discretion to report all operations and transactions in the manner which the Company determines to be appropriate. BECAUSE THE REORGANIZATION WILL NOT ALTER THE NATURE OF THE INTERESTS HELD BY STOCKHOLDERS IN THE COMPANY, EXCEPT FOR THE JURISDICTION OF INCORPORATION, THE REORGANIZATION GENERALLY IS NOT EXPECTED TO HAVE SIGNIFICANT DIRECT U.S. FEDERAL TAX IMPLICATIONS FOR STOCKHOLDERS OF THE COMPANY. HOWEVER, THE DISCUSSION DOES NOT PURPORT TO DEAL WITH THE TAX CONSIDERATIONS APPLICABLE TO PARTICULAR STOCKHOLDERS OR HOLDERS OF OTHER INTERESTS IN THE COMPANY. STOCKHOLDERS AND HOLDERS OF OTHER INTERESTS IN THE COMPANY ARE ENCOURAGED TO CONSULT, AND MUST RELY ON, THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE REORGANIZATION.

     Federal Income Tax Treatment of the Reorganization. The transfers of assets to and assumptions of liabilities by New Parent and the New Parent Subsidiaries generally are expected to qualify as a series of tax-free contributions of capital to controlled corporations pursuant to Section 351 of the Code. Specific expected federal tax consequences of the Reorganization are as follows: 1) The Company generally will recognize no gain or loss on the transfer of the assets and liabilities of each line of business to New Parent; 2) The Company generally will obtain basis in the stock of New Parent equal to its basis in the assets contributed to that subsidiary net of liabilities assumed by that subsidiary; 3) The Company generally will recognize no gain or loss on the transfer of assets and liabilities to New Parent; 4) New Parent generally will receive assets from the Company with a carryover basis; 5) New Parent generally will receive assets from the Company with a carryover holding period; 6) The general expectations set forth in 1) through 5) above with respect to transfers to New Parent may not apply if a less than 80% owned newly formed corporate subsidiary assumes certain liabilities of the Company (or if the property transferred is subject to liabilities) in excess of the Company's basis in the assets transferred to such corporate subsidiary. In such event, the Company may realize gain equal to the difference between such liabilities and the basis of the assets transferred, and such gain would be treated as gain from the sale of assets and allocated among the assets transferred. The Company's basis in its stock in such corporate subsidiary would be decreased by the amount of liabilities assumed (or liabilities to which the transferred property is subject) and increased by the amount of gain recognized, and the corporate subsidiary would take such assets with a carryover basis, adjusted to reflect any gain recognized, and a carryover holding period; and 7) Immediately following the Reorganization, the Company and its greater than 80% corporate subsidiaries expect to continue to be members of a federal consolidated group, as that term is defined by Section 1504 of the Code and the regulations thereunder, and expect to file a single consolidated federal income tax return.

     Additional Federal Tax Consequences. In the event equity interests in excess of 20% of the stock of any corporate subsidiary of the Company are sold or issued to persons other than the Company or a subsidiary of the Company, such subsidiary would cease to be a member of the consolidated group ("Deconsolidate"). A corporate subsidiary which Deconsolidates is referred to herein as a "Deconsolidated Subsidiary." In certain circumstances, U.S. federal tax liabilities may be triggered by a Deconsolidation. Generally, an "excess loss account" is maintained to reflect losses of a company applied against income of other members of a consolidated group over and above amounts invested in the company by other members of the consolidated group. When a company which has an excess loss account is Deconsolidated, the consolidated group may be required to recognize income based on the excess loss account. Thus, if a subsidiary of the Company produced losses in excess of investment in such subsidiary by the Company and other subsidiaries, and if the subsidiary were subsequently Deconsolidated, income may be triggered to the remaining members of the consolidated group. Following a Deconsolidation, losses of a Deconsolidated Subsidiary could not be used to offset gains or income of the consolidated group for tax purposes; losses, including net operating loss carryforwards, of the consolidated group could not offset gains or income of the Deconsolidated Subsidiary; and income and gain of the Deconsolidated Subsidiary would be separately taxed to the Deconsolidated Subsidiary. For U.S. federal income tax purposes, the Company had carryforward net operating losses of approximately $1.88 million as of the close of its last fiscal year, which carryforward net operating losses expire from 2010 to 2011. Dividends distributed by a Deconsolidated Subsidiary or a less than 80% owned newly formed corporate subsidiary to the Company or to another subsidiary generally would be expected to be taxable to the recipient except to the extent offset by a dividends received deduction or by other credits, deductions, or losses of the recipient.

     Federal Income Tax Treatment of the Merger Component. The Merger provided for in the Merger Agreement is intended to qualify as a reorganization within the meaning of Section 368 of the Code. Provided that the Merger does so qualify under the Code, no gain or loss will be recognized by holders of Company Common Stock upon the receipt of New Common Stock in the Merger, and no gain or loss will be recognized by Startec-Maryland or Startec-Delaware upon consummation of the Merger. In addition, each former holder of Company Common Stock will have the same basis in the New Common Stock received by such holder in the Merger as such holder had in the shares surrendered in the Merger, and such holder's holding period with respect to the New Common Stock will include the period during which the holder held the corresponding Company Common Stock surrendered in exchange therefor, provided such shares were held by the holder as capital assets at the time of the Merger.

     In order for the  Merger to  qualify  as a  reorganization  under the Code, certain requirements must be satisfied including, without limitation, the so-called "continuity of interest requirement." The continuity of interest requirement may not be satisfied if holders of Company Common Stock pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) shares of Company Common Stock in anticipation of the Merger or (ii) their shares of New Common Stock to be received in the Merger, such that the Startec-Maryland stockholders, as a group, would no longer have a significant equity interest in the business being conducted by Startec-Delaware after the Merger.

CHANGE IN STATE OF INCORPORATION AS A RESULT OF THE MERGER

     For many years Delaware has followed a policy of encouraging incorporation in that state, and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporation laws that are periodically updated and revised to meet changing business needs. As a result, many major corporations are now incorporated in Delaware. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware Law and establishing public policies with respect to corporate legal affairs.

     In addition to these general reasons, the Board of Directors has recommended a change in the state of incorporation in connection with the Reorganization because it may permit New Parent to limit the liability of its directors and provide indemnification to its officers, directors, and employees to a degree greater than is presently possible under Maryland Law. The Company seeks, and New Parent will seek, to retain the most capable individuals available to serve as its officers and directors. The Board of

Directors believes that the change in the state of incorporation could be a significant factor in attracting such individuals and in encouraging existing directors and officers to continue to serve in these capacities and freeing them to make corporate decisions on their own merits rather than out of a desire to avoid personal liability. The change in the state of incorporation does not result from any pending legal action against the officers, directors or employees of the Company that would be covered by such Delaware indemnification provisions. It should be noted, however, that there may be an inherent conflict of interest of the members of the Board of Director's recommendation of the Reorganization due to the interest of the members of the Board of Directors in obtaining the protection of such limited liability provisions.

CERTAIN  DIFFERENCES  BETWEEN  THE  CHARTER  AND  BYLAWS  OF THE COMPANY AND NEW
PARENT

     Upon completion of the Reincorporation, the Delaware Charter will be the charter documents of New Parent. Although the provisions of the Delaware Charter are similar in many respects to those of the Company's Articles of Incorporation and Bylaws (the "Maryland Charter"), the Reincorporation includes implementation of provisions in the Delaware Charter that affect the rights of stockholders and management. Approval by the stockholders of the Reincorporation will constitute approval of the terms of the Delaware Charter, including the provisions described below. In addition, certain other changes altering the rights of stockholders and powers of management could be implemented in the future by amendment of the Certificate of Incorporation of Startec-Delaware following stockholder approval, and certain changes could be implemented by amendment of the Bylaws of Startec-Delaware without stockholder approval. This discussion of the Delaware Charter is qualified in its entirety by those documents, attached hereto as Annex C and Annex D, and by the general corporation laws of the states of Maryland and Delaware.

     Change in Authorized Stock. The Maryland Charter authorizes a total of 20,100,000 shares of stock, of which 20,000,000 are shares are classified as common stock, $.01 par value, and 100,000 shares are classified as preferred stock, $1.00 par value ("Preferred Stock"). Of the authorized shares of Preferred Stock, 25,000 shares are classified as Series A Junior Participating Preferred Stock in connection with the adoption by the Board of a Preferred Stock Purchase Rights Agreement dated as of March 26, 1998 ("Rights Plan"). The Board of Directors has the authority to classify and issue the remaining shares of Preferred Stock in one or more series and to fix the price, rights, preferences, privileges and restriction thereof. The Delaware Charter authorizes Startec-Delaware to classify and issue an aggregate of 41,000,000 shares of stock, of which 40,000,000 shares shall be common stock, $.01 par value per share, and 1,000,000 shares shall be preferred stock, $1.00 par value per share. APPROVAL OF PROPOSAL III CONSTITUTES APPROVAL OF AN INCREASE IN THE AUTHORIZED STOCK TO 41,000,000 SHARES.

     Change of Name. The Delaware Charter provides that the name of Startec-Delaware is "Startec Global Holding Corporation." Upon the completion of the Merger the name of the surviving corporation shall be "Startec Global Communications Corporation." The stock of the Company that currently trades under the symbol STGC on the NNM will continue to trade on the NNM under the symbol STGC. APPROVAL OF PROPOSAL III WILL CHANGE THE NAME OF "STARTEC GLOBAL HOLDING CORPORATION" TO "STARTEC GLOBAL COMMUNICATIONS CORPORATION."

     Elimination of Stockholders' Power to Call Special Stockholders' Meeting and to Act by Unanimous Written Consent. The Delaware Charter will provide that stockholders may act only at an annual or special meeting of stockholders and not by written consent. Although the Bylaws of Startec-Maryland authorize the stockholders of Startec-Maryland to take action by unanimous written consent without a meeting, this method of obtaining stockholder approval has not been used since Startec-Maryland became a public company in 1997. Because of the large number of stockholders of Startec-Maryland and its current practice of soliciting proxies and holding meetings, Startec-Delaware does not expect to use this procedure in the future. In addition, the Bylaws of Startec-Delaware provide that a special meeting of the stockholders may only be called by the Board of Directors, the Chairman of the Board of Directors, or the President. The Bylaws of Startec-Maryland authorize a special meeting of the stockholders to be called by the Board of Directors, the President, or the holders of stock entitled to cast not less than 25% of the votes at such meeting. Although such a provision is permitted by Delaware Law, the Bylaws of Startec-Delaware will prohibit stockholders from calling a special meeting. As a result, if the

Reorganization is approved, the stockholders of Startec-Delaware will be permitted to act only at a duly called annual or special meeting of the stockholders. APPROVAL OF PROPOSAL III IS APPROVAL TO ELIMINATE THE STOCKHOLDERS' RIGHT TO ACT BY WRITTEN CONSENT AND TO CALL SPECIAL MEETINGS OF THE STOCKHOLDERS.

     Reasons for Elimination of Stockholder Action by Written Consent and Right to Call Special Meetings. The provisions prohibiting stockholder action by written consent will give all stockholders of the Company the opportunity to participate in determining any proposed stockholder action and will prevent the holders of a majority of the voting power of Startec-Delaware from using the written consent procedure to take stockholder action. Persons attempting hostile takeovers of corporations have attempted to use written consent procedures to deal directly with stockholders and avoid negotiations with the boards of directors of such corporations. The provisions eliminating the right of stockholders to call a special meeting would mean that a stockholder could not force stockholder consideration of a proposal over the opposition of the Board of Directors by calling a special meeting of the stockholders prior to such time as the Board of Directors believed such consideration to be appropriate. By eliminating the use of the written consent procedure and the ability of stockholders to call a special meeting, Startec-Delaware intends to encourage persons seeking to acquire control of Startec-Delaware to initiate an acquisition through arm's-length negotiations with Startec-Delaware's management and its Board of Directors.

     Possible Disadvantages of Elimination of Stockholder Actions by Written Consent and Right to Call Special Meetings. The provisions restricting stockholder action by written consent and the elimination of the stockholders' ability to call special meetings may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Board of Directors. Because elimination of the procedures for stockholders to act by written consent or to call special meetings could make more difficult an attempt to obtain control of Startec-Delaware, such action could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Startec-Delaware. Because tender offers for control usually involve a purchase price higher than the prevailing market price, the provisions restricting stockholder action by written consent and the elimination of the stockholders' ability to call special meetings may have the effect of preventing or delaying a bid for Startec-Delaware's shares that could be beneficial to Startec-Delaware and its stockholders. Elimination of the written consent procedure also means that a meeting of the stockholders would be required in order for Startec-Delaware's stockholders to replace the Board of Directors. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the Board of Directors could be delayed until the next annual meeting. These provisions thus will make the removal of directors more difficult.

     Indemnification. The Maryland Charter provides that Startec-Maryland shall indemnify its officers and directors to the maximum extent permitted by Maryland Law from liability to the Company or its stockholders. Maryland Law distinguishes between those instances in which indemnification of directors is required and those in which it is permitted. Unless limited by its charter, a Maryland corporation must indemnify directors against expenses incurred in the successful defense of any proceeding the director is made a party to by reason of his other service in that capacity. Indemnification of a director made a party to a proceeding by reason of service in that capacity is permitted, unless it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Additionally, a court, upon application, may in certain circumstances, order indemnification. Indemnification with respect to any proceeding by or in the right of the corporation, however, or in which the director is adjudged liable for receipt of an improper personal benefit is limited to expenses. Unless limited by its charter, officers of a Maryland corporation are required to be indemnified to the same extent as directors are required to be indemnified. Indemnification of non-director officers, employees, and agents is permitted to the same extent that indemnification of directors is permitted and to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct under Maryland Law. In contrast, the Delaware Charter incorporates indemnification provisions to the maximum extent permitted by Delaware Law and provides that directors, officers, employees and other individuals shall be indemnified against liability to Startec-Delaware or its stockholders, other than an action by or in the right of Startec-Delaware, if the indemnified person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Startec-Delaware and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to this standard, under Delaware Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person is prohibited from being indemnified. In the event of any action by or in the right of Startec-Delaware, indemnification extends only to expenses incurred in connection with defense or settlement of such an action. In addition, under Delaware Law, upon court approval, a corporation may indemnify an individual found liable to the corporation, whereas under Maryland Law, a corporation may not indemnify an individual who has been found liable to the corporation in a proceeding brought by or in the right of the corporation or on the basis that a personal benefit was improperly received except, as specified above, for expenses upon a court order.

     Delaware Law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Under Delaware Law, therefore, Startec-Delaware is permitted to enter into indemnification agreements with its directors. APPROVAL OF PROPOSAL III WILL CONSTITUTE AUTHORIZATION AND APPROVAL OF STARTEC-DELAWARE ENTERING INTO INDEMNIFICATION AGREEMENTS IN THE FUTURE WITH OFFICERS AND DIRECTORS OF STARTEC-DELAWARE.

     Possible Disadvantages of New Indemnification Provisions. Although the Board of Directors believes that the indemnification provisions of Delaware Law and the Delaware Charter will enhance the ability of the Company to attract and retain outstanding members for its Board of Directors, there may be an inherent conflict of interest in the desire of the Board of Directors to have the benefit of indemnification under Delaware Law.

     Interested Director Transactions. The Maryland Charter provides that no transaction of the corporation shall be invalidated due to the involvement of an interested director if the interest is disclosed to, or known by, the board and the transaction is authorized by a majority of the disinterested directors, even if the number of disinterested directors is less than a quorum, or if the transaction is approved by some other manner authorized by Maryland Law. The Delaware Charter contains no similar provision, but the application of Delaware Law is similar in that such transactions will not be invalidated if: (i) the material facts of the relationship are disclosed to the board of directors and a majority of the disinterested directors, even if they do not constitute a quorum, in good faith authorize the transaction; (ii) the material facts are disclosed to the stockholders entitled to vote thereon and the transaction is approved in good faith by a vote of the stockholders; or (iii) the transaction is fair at the time it was authorized, approved or ratified by the board of directors, a committee of the board, or the stockholders.

CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF MARYLAND AND DELAWARE

     Maryland Law and Delaware Law are similar in many respects, but there are important differences that affect the rights of stockholders and management. The following is a summary of certain similarities and differences between Delaware Law and Maryland Law. The discussion is not exhaustive and is qualified in its entirety by reference to the specific provisions of Delaware Law and Maryland Law.

     Redemption Retirement. Delaware Law prohibits the purchase or redemption of stock when the capital of a corporation is or will be impaired; except that a corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock. Maryland Law, on the other hand, prohibits the purchase or redemption of stock if the corporation would be unable to pay its indebtedness as the indebtedness becomes due in the usual course of business, or if the corporations's total assets are, or would be, less than the sum of the total liabilities plus, unless the charter provides otherwise, the amount needed to satisfy preferential rights.

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

     Dividends. Delaware Law provides that a corporation can pay dividends out of capital surplus or out of net profits for the current or immediately preceding fiscal year. Maryland Law, however, restricts the payment of dividends if the corporation is, or would be unable to, pay its indebtedness as the indebtedness becomes due in the usual course of business or the corporation's total assets are, or would be, less than the sum of the total liabilities plus, unless the charter provides otherwise, the amount needed to satisfy preferential rights of stockholders whose preferential rights are superior to those receiving the distribution.

     Dissenters' Rights. Under Delaware Law and Maryland Law, a dissenting stockholder of a corporation participating in certain transactions such as certain mergers or consolidations, may, under varying circumstances, receive cash in the amount of the fair value of such stockholder's shares (as determined by a court) in lieu of the consideration such stockholder otherwise would have received in such transaction. Delaware Law does not generally require such dissenters' rights of appraisal with respect to (i) a sale of assets, (ii) an amendment of the certificate of incorporation (unless otherwise provided for in the certificate of incorporation), (iii) a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, if such stockholders received shares of the surviving corporation or of another listed or widely-held corporation, or
(iv) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger. Maryland Law has similar provisions, but under Maryland Law, dissenters' rights of appraisal would apply: (i) with respect to a sale of all or substantially all of a corporation's assets (except a transfer of assets by a corporation to one or more persons if all of the equity interests of the person or persons are owned directly or indirectly by the transferor, in which event dissenters' rights of appraisal would not apply) or (ii) if a corporation amends its charter in a way that would alter express contractual rights of any outstanding stock and substantially adversely affect the existing stockholder's rights unless the corporation's charter reserves the right to do so. Under Maryland Law, a stockholder does not generally have appraisal rights in a merger or consolidation if such stockholder's stock is listed on a national exchange or if such stockholder's stock is that of the surviving corporation in the merger and the merger does not change such stock.

     Inspection of Stockholder List. The rights of stockholders of a Maryland corporation and a Delaware corporation to inspect and copy corporation records differ in certain respects. Under Maryland Law, any stockholder may inspect the bylaws, minutes of the proceedings of stockholders, annual statements of affairs, and voting trust agreements of the corporation at the corporation's principal office. Any stockholder may also present a written request for a statement showing all stock and securities issued by the corporation during a specified period of not more than 12 months before the date of the request, the consideration received per share or unit and the value of any consideration other than money as set forth in a resolution of the board of directors. In addition, stockholders of record who own and have owned for at least six months at least five percent of the outstanding stock of any class may inspect and copy the corporation's books of account and its stock ledger, and request an account of the corporation's affairs with no statutory restriction upon the purpose of such inspection. Under Delaware Law, on the other hand, any stockholder may upon written demand under oath stating the stockholder's purpose, inspect and copy for any proper purpose the corporation's stock ledger, list of stockholders, and its other books and records. A proper purpose is one reasonably related to such person's interest as a stockholder. Accordingly, for stockholders holding less than five percent of the outstanding stock of any class, the right of inspection of some records may be broader under Delaware Law than under Maryland Law. For some stockholders, however, the Maryland rights of inspection that are available may be less restrictive with respect to the purpose for which the right may be exercised, and the lack of access to stockholder records under Delaware Law could result in the impairment of the stockholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the corporation.

     Limitation of Liability. Under Delaware Law, directors' liability for monetary damages cannot be limited by the charter for (i) breaches of their duty of loyalty to the Company and its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of

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



law; (iii) monetary damages relating to willful or negligent violations regarding the prohibition on the payment of unlawful dividends or unlawful stock purchases or redemptions; or (iv) transactions from which a director derives improper personal benefit. The liability of officers may not be limited under Delaware Law, unless the officers are also directors. Under Maryland Law, the charter of a corporation may include any provision expanding or limiting the liability of its directors and officers to the corporation and its stockholders. See "Changes in Company's Charter and Bylaws To Be Effected by Reincorporation," "Indemnification" and "Possible Disadvantages of New Indemnification Provisions."

     Restrictions on Voting of Securities. Maryland Law provides for control-share voting restrictions. If applicable, the Maryland Law restriction provides that the voting rights of the persons who make a "control-share" acquisition of a corporation's stock (at least 20% of the voting power of the corporation) are eliminated unless the acquisition is exempt from the restriction or the holders of two-thirds of the non-control share stock of the corporation vote in favor of the acquisition. In contrast, Delaware Law does not provide for a similar control-share voting restriction. Thus, if the Reincorporation is approved, this provision will not be available under Delaware Law by amendment or otherwise.

     Voting Requirements for Business Combination. Maryland Law requires a vote of two-thirds of all stockholders entitled to vote to approve a business combination, although, as permitted by Maryland Law, the Maryland Charter provides for the effectiveness and validity of such an action if authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon. Delaware Law and the Delaware Charter require the vote of a majority of the shares represented at a stockholder meeting for all corporate actions requiring stockholder approval. In addition, Delaware Law requires that certain transactions between a corporation and an "interested stockholder" (generally, a stockholder acquiring 15% or more of the voting stock of a corporation) may not occur for three years following the date such person became an interested stockholder unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares controlled by the interested stockholder); (iii) the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by two-thirds of the outstanding voting stock not held by the interested stockholder; or (iv) an exemption is available. In contrast, Maryland Law provides that, unless the Board of Directors has approved the acquisition of voting stock pursuant to which a person becomes an interested stockholder (generally, a stockholder acquiring 10% or more of the voting stock of a corporation), a Maryland corporation may not engage in certain business combinations with any interested stockholder for five years following the most recent date on which the interested stockholder became an interested stockholder. Moreover, Maryland Law provides that business combinations with an interested stockholders after such five-year period must be recommended by the board of directors and approved by (i) at least 80% of the outstanding shares of the voting stock of the corporation and (ii) at least two-thirds of the outstanding shares of voting stock (other than voting stock held by an interested stockholder or an affiliate thereof), unless certain value and other standards are met or an exemption is available.

CERTAIN EFFECTS OF THE REORGANIZATION

     The following is a discussion of the material effects of the Reincorporation on the Company and New Parent and their respective directors, officers and stockholders in addition to those set forth above. Management does not believe any of such effects will result in any material benefit to the Company's and/or New Parent's officers, directors or New Parent advisers or any material detriment to the Company's and/or New Parent's stockholders.

     Stockholders' Inspection Rights. Upon completion of the Reincorporation, under Delaware Law a stockholder will be entitled to inspect a stockholder list of New Parent at any time only for a purpose reasonably related to such person's interest as a stockholder, but all stockholders are afforded this same right regardless of the number of shares held. As a result of the Reincorporation, New Parent will no longer be able to restrict, as the Company could under Maryland Law, access to the stockholder list to

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



one or more persons who together have been stockholders for at least six months and hold an aggregate of at least five percent of the outstanding stock, but will be able to restrict access to stockholders that have a purpose reasonably related to such person's interest as a stockholder, in contrast to Maryland Law which allows inspection by stockholders without statutory restriction as to purpose. The foregoing provisions have no effect on any stockholder's right pursuant to regulations under the Exchange Act, to require New Parent to either provide a list of security holders or mail the requesting stockholder's proxy materials if New Parent has made or intends to make a proxy solicitation.

     Limitations on Liability of Directors and Officers. The Delaware and Maryland Charters each protect directors from liability to the maximum extent permissible under Delaware and Maryland Law, respectively. As described above, however, Maryland Law differs from Delaware Law with respect to when a finding of director liability may be made. As a result of the Reincorporation, the liability of directors of New Parent will be modified, affecting the circumstances under which stockholders may be able to establish claims for monetary damages against directors.

     The Maryland Charter also differs from the Delaware Charter in that it protects officers of the Company against liability for monetary damages to the same extent that it protects directors. The Delaware Charter cannot, under Delaware Law, limit the liability of officers unless they are also directors. Although the Delaware Charter does not limit the personal liability of officers, it does provide for broad indemnification of officers pursuant to which an officer found liable to the New Parent would be protected substantially to the same extent as if his personal liability were limited by the Delaware Charter.

     As of the date of this Proxy Statement/Prospectus, neither the Company nor New Parent is aware of (i) any proposed or anticipated changes to Delaware Law that would authorize the further limitation of the personal liability of directors or officers of New Parent or (ii) any pending or threatened claims in respect of any acts or omissions or any recent litigation that would have been affected by the aforementioned provisions of the Delaware Charter.

     Dividends. Under Delaware Law, even in the absence of surplus, New Parent will be permitted to pay a dividend on its common and preferred stock out of net profits for the current year or immediately preceding fiscal year or both. Also, Delaware Law permits a revaluation of assets in order to increase the surplus for dividend purposes. Thus, under Delaware Law, New Parent will be able to take steps, if necessary or desirable, to pay or continue to pay the payment of the dividends on its common and preferred stock. The Company has not paid cash dividends, however, on the Company Common Stock and the Board of Directors of New Parent has no current intention to pay cash dividends for the foreseeable future.

DESCRIPTION OF NEW PARENT CAPITAL STOCK

     General. Upon the completion of the Reorganization, New Parent will be authorized to issue 40,000,000 shares of New Common Stock, par value $.01 per share and 1,000,000 shares of preferred stock, par value $1.00 per share ("New Preferred Stock").

     New Common Stock. The holders of New Common Stock will be entitled to one vote per share on all matters to be voted on by stockholders, including with respect to the election of directors. There are no cumulative voting rights in the election of directors. Subject to the prior rights of holders of New Preferred Stock, if any, the holders of New Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of the Company, the remainder of the assets of the Company will be distributed ratably among the holders of New Common Stock after payment of liabilities and the liquidation preferences of any outstanding shares of New Preferred Stock. The New Common Stock has no preemptive or other subscription rights and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

     New Preferred Stock. The Board of Directors of New Parent will have the authority to issue up to 1,000,000 shares of New Preferred Stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series, without any further vote or action by the Company's

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



stockholders. The issuance of New Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the market price of, and the voting and other rights of, the holders of New Common Stock. There are no shares of New Preferred Stock outstanding, and the Company has no current plans to issue any shares of Preferred Stock. Of the 1,000,000 authorized shares of New Preferred Stock, 25,000 have been designated "Series A Junior Participating Preferred Stock, in connection with the adoption in March 1998 of a Shareholders' Rights Plan ("Rights Plan"). See, "Shareholders' Rights Plan."

DESCRIPTION OF SENIOR NOTES AND WARRANTS

     General. On May 21, 1998 the Company completed an offering of 160,000 units consisting of $160,000,000 12% Senior Notes (the "Notes") and Warrants (the "Warrants") to purchase 200,226 shares of Company Common Stock.

     Notes. Interest on the Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 1998. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 2003, at specified redemption prices, plus accrued and unpaid interest and certain liquidated damages, if any, to the date of redemption. In addition, at any time prior to May 15, 2001, the Company may under certain circumstances redeem from time to time up to 35.0% of the originally issued aggregate principal amount of the Notes at the redemption price, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption; provided that at least 65.0% of the originally issued aggregate principal amount of the Notes remains outstanding after any such redemption. In the event of a change of control event, each holder of the Notes will have the right to require the Company to purchase all or any part of such holder's Notes at a purchase price in cash equal to 101.0% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

     The Company used a portion of the proceeds of the unit offering to purchase a portfolio of U.S. Government obligations which are pledged as security for the first six scheduled interest payments on the Notes and other obligations thereunder.

     Other than the portfolio of U.S. Government obligations, the Notes will be unsecured obligations of the Company, will rank senior in right of payment to any existing and future obligations of the Company expressly subordinated in right of payment to the Notes and will rank pari passu in right of payment with all other existing and future unsecured and unsubordinated obligations of the Company. Upon the completion of the Reorganization, the Company's rights and obligations with respect to the Notes will be assumed by New Parent and New Parent will become the obligor on the Notes. The New Parent Subsidiaries will not be guarantors of the Notes.

     Warrants. Each Warrant entitles the holder thereof to purchase, on or after November 15, 1998, 1.25141 shares of Company Common Stock at an exercise price of $24.20 per share, subject to adjustment in certain circumstances. The Warrants will, unless exercised, automatically expire on May 15, 2008. Upon the completion of the Reorganization, the Company's rights and obligations with respect to the Warrants will be assumed by New Parent and each Warrant will entitle the holder thereof to purchase, on or after November 15, 1998, 1.25141 shares of New Common Stock.

SHAREHOLDERS RIGHTS PLAN

     The Board of Directors has adopted a shareholder rights plan (the "Plan"). In implementing the Plan, the Board of Directors declared a dividend of one right (collectively, the "Rights") for each outstanding share of Company Common Stock. Each Right, when exercisable, would entitle the holder thereof to purchase 1/1,000th of a share of Series A Junior Participating Preferred Stock at a price of $175 per 1/1,000th share.

     Subject to certain limited exceptions, the Rights will be exercisable only if a person or group, other than an Exempt Person, as defined in the Plan, becomes the beneficial owner of 10% or more of the Company Common Stock or announces a tender or exchange offer which would result in its ownership of 10% or more of the Company Common Stock. Ten days after a public announcement that a person has become the

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



beneficial owner of 10% or more of the Company Common Stock, or ten days following the commencement of a tender offer or exchange offer which would result in a person becoming the beneficial owner of 10% or more of the Company Common Stock (the earlier of which is called the "Distribution Date"), each holder of a Right, other than the acquiring person, would be entitled to purchase a certain number of shares of Company Common Stock for each Right at one-half of the then-current market price. If the Company is acquired in a merger, or 50% or more of the Company's assets are sold in one or more related transactions, each Right would entitle the holder thereof to purchase common stock of the acquiring company at one half of the then-market price of such common stock.

     At any time after a person or group becomes the beneficial owner of 10% or more of the Company Common Stock, the Board of Directors may exchange one share of Company Common Stock for each Right, other than Rights held by the acquiring person. Generally, the Board of Directors may redeem the Rights at any time until 10 days following the public announcement that a person or group of persons has acquired beneficial ownership of 10% or more of the outstanding Common Stock. The Rights will expire on March 25, 2008.

     Until a Right is exercised, the holder thereof will have no rights as a stockholder of the Company, including without limitation, the right to vote or to receive dividends. In addition, other than those provisions relating to the principal economic terms of the Rights (other than an increase in the purchase price), any of the provisions of the Plan may be amended by the Board of Directors prior to the Distribution Date.

     Upon the completion of the Reorganization, the Company's rights and obligations under the Plan will be assumed by New Parent and the Rights will attach to the New Common Stock.

NAME CHANGE

     The Reincorporation to be effected by the Merger Agreement provides for the change of Startec-Delaware's name from Startec Global Holding Corporation to "Startec Global Communications Corporation."

RECOMMENDATION OF BOARD OF DIRECTORS

     The Company is seeking the affirmative vote of the holders of a majority of all votes entitled to be cast by holders of the Company Common Stock voting together for approval of the Reorganization. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                              VALIDITY OF SHARES

     The validity of the shares of New Common Stock to be issued in the Merger will be passed upon for Startec Global Holding Corporation by Schnader Harrison Segal & Lewis LLP, 1225 Eye Street, N.W., Suite 600, Washington, DC 20005.

                        COST OF SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or facsimile by directors, officers or regular employees of the Company without any special remuneration, or by a professional proxy solicitation organization engaged by the Company.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting or any adjournment thereof. If any other matters come before the Annual Meeting, however, it is intended that shares represented by proxy will be voted in accordance with the judgment of the persons named on the enclosed proxy card.

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



     If the Merger is approved, the Company will no longer be in existence after the Effective Time Merger and there will be no meetings of stockholders of the Company in 1999 or thereafter.

                             STOCKHOLDER PROPOSALS

     If the proposal relating to the approval of the Reorganization is adopted and the Reorganization is implemented, then any stockholder who, in accordance with and subject to the provisions and rules of the Commission and applicable laws of the State of Delaware, wishes to submit a proposal for inclusion in New Parent's proxy statement for its 1999 annual meeting of stockholders, must deliver such proposal, in writing, to the principal executive offices of New Parent, 10411 Motor City Drive, Bethesda, Maryland 20817, Attention: Secretary, on or prior to March 31, 1999. If the proposal relating to the approval of the Reorganization is not adopted, then stockholder proposals will be due by the same date and to the same place, but will be with respect to the 1999 Annual Meeting of the Company.

                 ANNUAL AND QUARTERLY REPORTS TO STOCKHOLDERS

     A copy of the Company's 1997 Annual Report to Stockholders and its Form 10-Q for the three months ended March 31, 1998, which include the Company's financial statements and schedules thereto, are being transmitted herewith, but do not form a part of the proxy solicitation materials.

                          ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO PRABHAV V. MANIYAR, SECRETARY, AT 10411 MOTOR CITY DRIVE, BETHESDA, MD 20817.



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                   STARTEC GLOBAL COMMUNICATIONS CORPORATION
                        1997 PERFORMANCE INCENTIVE PLAN
                            AS AMENDED AND RESTATED

SECTION 1 -- PURPOSE; DEFINITIONS.

     The name of the Plan is the Startec Global Communications Corporation 1997 Performance Incentive Plan (the "Plan"). The purpose of the Plan is to provide an additional means for Startec Global Communications Corporation (the "Company") and its subsidiaries to attract and retain highly qualified officers, directors, advisers and key persons upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business and to encourage and enable such persons to acquire a proprietary interest in the Company.

     For purposes of the Plan, the following terms are defined as set forth below:

     a.  "Annual  Incentive  Award" means an  Incentive  Award made  pursuant to
Section 5(a)(v) with a Performance Cycle of one year or less.

     b.  "Awards"  mean  grants  under  this  Plan  of  Incentive  Awards, Stock
Options,  Stock  Appreciation  Rights,  Restricted  Stock  or  Other Stock-Based
Awards.

     c. "Board " means the Board of Directors of the Company.

     d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     e. "Commission" means the Securities and Exchange Commission or any successor agency.

     f. "Committee" means the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

     g. "Common Stock" or "Stock" means the Common Stock, par value $.01 per share, of the Company.

     h. "Company" means Startec Global Communications Corporation, a corporation organized under the laws of the State of Maryland, or any successor thereto.

     i. "Exercise Period" means the 60-day period from and after a Change in Control.

     j. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     k. "Fair Market Value" of a share of the Stock on any given date means the fair market value of a share of Stock determined in good faith by the Committee; provided, however, that unless otherwise determined by the Committee (i) if the Stock is admitted to quotation on the Nasdaq, the Fair Market Value on any given date shall be the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) if the Stock is admitted to trading on a national securities exchange or the Nasdaq National Market, the Fair Market Value on any date shall be the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding the date for which such a sale was reported.

     l. "Incentive Award" means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

     m.  "Incentive  Stock  Option"  means any Stock Option that  complies  with
Section 422 of the Code.

     n.  "Long-Term  Incentive  Award" means an Incentive Award made pursuant to
Section 5(a)(v) with a Performance Cycle of more than one year.

     o. "Non-Employee Adviser" means any consultant or independent contractor or principal of a consultant or independent contractor who is not an employee of the Company or any affiliate but is in a position to make a significant contribution to the management, growth, or profitability of the business of the Company or any affiliate, as determined by the Board.

     p. "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     q. "Other Stock-Based Award" means an Award made pursuant to Section 5(a)(iv).

     r. "Performance Cycle" means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

     s. "Performance Goals" mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following criteria: earnings, earnings per share, stock price, total shareholder return, operating income, net income, cash flow, return on equity, and return on capital.

     t. "Plan" means this 1997 Performance Incentive Plan, as amended from time to time.

     u. "Restricted Period" means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

     v. "Restricted  Stock" means an Award of shares of Common Stock pursuant to
Section 5(a)(iii).

     w. "Spread Value" means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award's exercise or grant price, if any.

     x. "Stock  Appreciation  Right" or "SAR" means a right granted  pursuant to
Section 5(a)(ii).

     y. "Stock Option" means an option granted pursuant to Section 5(a)(i).

     z. "Ten Percent Stockholder" means a person owning Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock as defined in Section 422 of the Code.

     In addition, the terms "Business Combination," "Change in Control," "Incumbent Board," "Outstanding Company Stock," "Outstanding Company Voting Securities" and "Person" have the meanings set forth in Section 6.

SECTION 2 -- ADMINISTRATION.

     The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. Subject to the terms of the Plan, the Committee shall have the authority to determine those persons eligible to receive Awards and the amount, type and terms of each Award, to establish and administer any Performance Goals applicable to such Awards, and to take all other actions and make all other determinations which the Committee deems necessary or appropriate for the administration of the Plan. The Committee shall have the authority to adopt such modifications, procedures and subplans and to waive any conditions or other restrictions as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

     Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards to non-employee directors, and the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

     The Committee may delegate to officers of the Company or any subsidiary, or committee thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to
Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code
Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

     Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3 -- ELIGIBILITY.

     Participants in the Plan will be such officers, directors, non-employee advisers and employees of the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth, profitability or success of the Company, its subsidiaries or its affiliates as are selected from time to time by the Committee, in its sole discretion. Directors who are not employees of the Company are eligible to participate in the Plan.

SECTION 4 -- COMMON STOCK SUBJECT TO PLAN; PER PERSON LIMITATIONS

     (a) Shares Available. An Award may be granted to the extent that such Award, together with all other Awards then outstanding, do not authorize the issuance or otherwise relate to more than eighteen and one-half percent (18.5%) of the outstanding class of Common Stock at the date of grant of such Award; provided, however, that the maximum number of shares of Common Stock issued and delivered upon exercise of Incentive Stock Options shall not exceed one million shares. Shares delivered in connection with Awards may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Award is exercised, cashed out or terminates or expires without a payment being made to the Participant in the form of Common Stock, the shares subject to such Award, if any, shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are received by the Company as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award shall be available for distribution in connection with Awards under the Plan.

     (b) Annual Per-Person Limitations. In each calendar year during any part of which the Plan is in effect, a Participant may not be granted Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards relating to more than one million shares of Common Stock, subject to adjustment as provided in Section 4(c). In addition, in the case of Incentive Awards, the maximum cash amount that may be earned by any one Participant under the Plan upon achievement of Performance Goals measured over a specified period shall be $1.5 million in the case of Annual Incentive Awards hereunder and, in the case of Incentive Awards with a performance period longer than one year, the maximum value that may accrue to any one Participant under the Plan in any one year for all such long-term Incentive Awards shall be $1.5 million. For this purpose, the term "earned" refers to satisfaction of the performance conditions, regardless of any additional period of deferral or period in which the Award may be forfeitable upon termination of service by the participant.

     (c) Adjustments. In the event of any changes in the outstanding shares of Common Stock after the effective date of the Plan by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, repurchase, liquidation, dissolution, or other corporate exchange, any large, special and non-recurring dividend or distribution to stockhold-
ers, or other similar corporate transaction, the Committee may make such substitution or adjustment, if any, as it deems to be equitable and in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of shares which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash, other Awards or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Incentive Awards, Annual Incentive Awards, and Performance Goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause awards intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to so qualify.

SECTION 5 -- AWARDS.

     (a) General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

          (i) STOCK OPTIONS. A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement. The term of each Stock Option shall be set forth in the Award agreement, but no Incentive Stock Option shall be exercisable more than ten years after the grant date. The exercise price per share of Common Stock purchasable under a Stock Option shall be not less than 100% of the Fair Market Value on the date of grant. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised; provided, however, that such Common Stock shall not have been acquired within the preceding six months upon the exercise of a Stock Option or stock unit or similar Award granted under the Plan or any other plan maintained at any time by the Company or any subsidiary, unless otherwise determined by the Committee. The Committee shall otherwise determine the time or times at which and the circumstances under which a Stock Option may be exercised in whole or in part and the methods by which such exercise price may be paid or deemed to be paid, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

          (ii) STOCK APPRECIATION RIGHTS. An SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Committee), equal to the Spread Value on the date the SAR is exercised. The grant price per share subject to an SAR shall be set forth in the applicable Award agreement and shall be not less than 100% of the Fair Market Value on the date of grant. Subject to the terms of the applicable Award agreement, an SAR shall be exercisable, in whole or in part, by giving written notice of exercise to the Company.

          (iii) RESTRICTED STOCK. Shares of Restricted Stock are shares of Common Stock that are awarded to a participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. The Restricted Period shall be no less than one year, unless otherwise determined by the Committee. Except as provided in this subsection (iii) and in the applicable Award Agreement, a participant holding Restricted Stock shall have all the rights of a holder of Common Stock, including the rights to receive dividends and to vote during the Restricted Period. Dividends with respect to Restricted Stock that are payable in Common Stock shall be paid in the form of Restricted Stock.

          (iv) OTHER STOCK-BASED AWARDS. Other Stock-Based Awards are Awards, other than Stock Options, SARs or Restricted Stock, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, without limitation, restricted share units and deferred shares, shares awarded as a bonus or in lieu of other rights to compensation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The vesting, forfeiture, purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iv) shall be on such terms and conditions and by such methods as shall be specified by the Committee. Where the value of an Other Stock-Based Award is based on the Spread Value, the grant price for such an Award will be not less than 100% of the Fair Market Value on the date of grant.

          (v) INCENTIVE AWARDS. Incentive Awards are performance-based Awards that are denominated in U.S. currency. Incentive Awards shall either be Annual Incentive Awards or Long-Term Incentive Awards.

     (b) Limits on Certain Awards. An amount not in excess of 30% of the shares of Common Stock reserved for distribution pursuant to the Plan may be issued pursuant to Restricted Stock Awards and Other Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.

     (c) Incentive Stock Option Restrictions. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. If an Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price per share shall not be less than 110% of the Fair Market Value of a share on the date of grant. Incentive Stock Options may be granted only to employees of the Company or any subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Stock Option exceeds these restrictions, it shall constitute a Nonqualified Stock Option.

     (d) Performance-Based Awards. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles. In the case of Incentive Awards, including Annual Incentive Awards, intended to constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, the Committee shall grant and administer such awards in a manner complying with the requirements of Code Section 162(m) and Treasury Regulation 1.162-27 thereunder, unless compliance is deemed by the Committee not practicable or otherwise not in the best interests of the Company. With respect to any such Award, the terms of the Plan and the Award shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan as in effect on the date of adoption of any agreements relating to such Award, or any provision of the Award agreement, does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, unless otherwise determined by the Committee.

     (e) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the

Company or a subsidiary or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall re-quire the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, deferred shares or restricted shares units granted as Other Stock-Based Awards), or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered). The Committee may require payment of other consideration for Awards, including such amounts as may be required to comply with requirements under the Delaware General Corporation Law upon the issuance of Restricted Stock.

SECTION. 6 -- CHANGE IN CONTROL PROVISIONS.

     (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary (except Section 6(c), in the event of a Change in Control:

          (i) All Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

          (ii)  The  restrictions   and  other  conditions   applicable  to  any
     Restricted Stock or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

          (iii) Any Incentive Awards relating to Performance Cycles completed prior to the Change in Control that have been earned but not paid shall become immediately payable in cash. In addition, each participant who has been awarded an Incentive Award relating to an on-going Performance Cycle shall be deemed to have earned a pro rata Incentive Award equal to the product of (y) such participant's maximum award opportunity for such Performance Cycle, and (z) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Cycle; provided, however, that such Incentive Award shall remain outstanding and the terms thereof shall be adjusted to preserve the portion of the award opportunity for the remainder of the Performance Cycle, which shall be earned based on performance for the entire Performance Cycle (but without offset for the pro-rate portion earned at the time of the Change in Control.

     (b) Definition of Change in Control. A "Change in Control" means the happening of any of the following events:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of voting securities following which such Person is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute acquisitions which trigger a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company,
     (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b); and provided further, no acquisition by Ram Mukunda, a member of his immediate family, or an entity controlled by Mr. Mukunda or such a family member or members shall constitute a Change in Control for purposes of this paragraph (i), and no acquisition by any other Person after which such other Person's beneficial ownership of Outstanding Company Common Stock or Outstanding Company Voting Securities is less than such beneficial ownership of Mr. Mukunda shall constitute a Change in Control for purposes of this paragraph (i); or

          (ii) Individuals who, as of July 31, 1988, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) Approval by the stockholders of the Company of , and satisfaction of all other material contingencies to, reorganization, merger, share exchange or consolidation (a "Business Combination"), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) Approval by the stockholders of the Company of, and satisfaction of all other material contingencies to, (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 60% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then- outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 20% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

     (c)  Notwithstanding  the foregoing,  if any right granted pursuant to this
Section 6 would make a Change in Control transaction ineligible for pooling of interests accounting under generally accepted accounting principles that but for this Section 6 would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to this Section 6 shares Common Stock with a Fair Market Value equal in value to the cash that would otherwise be payable hereunder.

SECTION 7 -- PLAN AMENDMENT AND TERMINATION.

     The Board may amend, alter, suspend, discontinue or terminate the Plan without stockholder approval at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law. Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

SECTION 8 -- PAYMENTS AND PAYMENT DEFERRALS.

     Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

SECTION 9 -- DIVIDENDS AND DIVIDEND EQUIVALENTS.

     The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account for deferred payment to the participant. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

SECTION 10 -- TRANSFERABILITY.

     Unless otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution, and Options may be exercised during the lifetime of the participant only by the participant (or the participant's guardian or legal representative). The foregoing notwithstanding, the Committee may provide that any Award or right under an Award, other than an Incentive Stock Option and any Award in tandem therewith, shall be transferable, including for purposes of estate-planning transfers to a participant=s immediate family members (i.e., spouse, children, grandchildren, or siblings, and including the participant), to trusts for the benefit of such immediate family members, and to partnerships in which such family members and family trusts are the partners, or for any other purpose deemed by the Committee to be not inconsistent with the purposes of the Plan, and subject to such terms and conditions as may be specified by the Committee.

SECTION 11 -- AWARD AGREEMENTS.

     Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient's employment terminates. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient's consent. Award agreements need not be identical.

SECTION 12 -- UNFUNDED STATUS OF PLAN.

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the
Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13 -- GENERAL PROVISIONS.

     (a) The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stop- transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or quotation system upon which the Common Stock is then listed or quoted, as the case may be, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its employees, directors or other persons eligible for Awards hereunder.

     (c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

     (d) No employee, participant or other person shall have any right to be granted an Award. The grant of an Award to a director shall not confer any right on such director to continue as a director of the Company, and the grant of an Award to a Non-Employee Adviser shall not confer any right on such Non-Employee Adviser or a business entity of which such Non-Employee Adviser is a principal to continue as a Non-Employee Adviser.

     (e) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee at or after the time of grant, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement provided, however, that such settlement with Common Stock shall not exceed the minimum withholding obligations under applicable law. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

     (f) On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the Spread Value of such shares on the date such notice of exercise is received. The Committee shall consider the accounting consequences, if any, of such cash-out or settlement.

     (g) Neither the adoption of the Plan by the Board, its submission to the stockholders of the Company for approval, nor the making of any Award hereunder shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m).

     (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

     (i) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

     (j) Except as otherwise provided by the Board, no Awards shall be granted after July 31, 2010, but any Awards granted theretofore may extend beyond that date.

                         AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Merger Agreement") dated as of June 30, 1998, is made by and between Startec Global Holding Corporation, a Delaware corporation ('`Startec-Delaware") and Startec Global Communications Corporation, a Maryland corporation ("Startec-Maryland"). Startec-Delaware and Startec-Maryland are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. Startec-Delaware is a corporation duly organized and existing under the Delaware General Corporation Law (the "DGCL"). Startec-Delaware has an authorized capital of 41,000,000 shares, consisting of 40,000,000 shares of common stock, par value $.01 per share ("Startec-Delaware Common Stock") and
1,000,000 shares of preferred stock, par value $1.00 per share ("Startec-Delaware Preferred Stock"). As of the date hereof, one (1) share of Startec-Delaware Common Stock is issued and outstanding, which share is held by Startec-Maryland.

     B. Startec-Maryland is a corporation duly organized and existing under the Maryland General Corporation Law (the "MGCL"). Startec-Maryland has an authorized capital of 20,100,000 shares, consisting of 20,000,000 shares of common stock, par value $.01 per share ("Startec-Maryland Common Stock") and 100,000 shares of preferred stock, par value $1.00 per share ("Startec-Maryland Preferred Stock"). As of the date hereof, 8,939,315 shares of Startec-Maryland Common Stock are issued and outstanding and no shares of Startec-Maryland Preferred Stock are outstanding; although 25,000 shares of Startec-Maryland Preferred Stock are designated "Series A Junior Participating Preferred Stock" in connection with a Shareholders Rights Agreement (the "Rights Agreement") adopted by the Board of Directors of Startec-Maryland on March 26, 1998. There are also outstanding certain options and warrants to purchase shares of Startec-Maryland Common Stock.

     C. Startec-Maryland is the issuer of certain 12% Senior Notes due 2008 (the "Notes") and in connection therewith, Startec-Maryland entered into an Indentue (the "Indenture") dated as of May 21, 1998 by and between Startec-Delaware and First Union National Bank, as Trustee.

     D. The Board of Directors of Startec-Maryland has determined that, for the purpose of effecting the reincorporation of Startec-Maryland in the State of Delaware it is advisable and in the best interest of Startec-Maryland and its stockholders that it merge with and into Startec-Delaware upon the terms and conditions herein provided.

     E. The Boards of Directors of Startec-Delaware and Startec-Maryland have authorized and approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

     F. This Agreement is a Plan of Reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual agreements and covenants set forth herein, and other good and valuable consideration, the Constituent Corporations agree as follows:

                                   ARTICLE I

     1.1 Merger. In accordance with the provisions of this Agreement, the DGCL and the MGCL, Startec-Maryland shall merge with and into Startec-Delaware (the "Merger"), the separate existence of Startec-Maryland shall cease, and
Startec-Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation."

     1.2 Effectiveness. The Merger shall become effective when the last to occur of the following actions shall have been completed:

          a. This Agreement and the Merger shall have been adopted and approved by the stockholders of each of the Constituent Corporations in accordance with the requirements of the DGCL and the MGCL;

          b. All of the conditions precedent to the consummation of the Merger specified in this Agreement have been satisfied or duly waived;

          c. An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware;

          d. An executed Articles of Merger or an executed counterpart of this Agreement meeting the requirements of the MGCL shall have been filed with the Maryland State Department of Assessments and Taxation (the "SDAT");

          e. Startec-Maryland has received all necessary regulatory approvals for the transfer of, and has in fact transferred, substantially all of its assets and liabilities to Startec-Delaware; and

          f. Startec-Delaware has received all necessary regulatory approvals for the transfer of, and has in fact transferred, substantially all of its assets and liabilities to its wholly-owned subsidiaries.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date."

     1.3 Effect of Merger. Upon the Effective Date, the separate existence of Startec-Maryland shall cease, and Startec-Delaware, as the Surviving Corporation
(i) shall continue to all of Startec-Delaware's assets, rights, powers and property as constituted immediately prior to the Effective Date; (ii) shall be subject to all actions previously taken by its and Startec-Maryland's Board of Directors; (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Startec-Maryland including, without limitation, all patents, trademarks, licenses, registrations, and all other intellectual properties however defined; (iv) shall continue to be subject to all of Startec-Delaware's debts, liabilities and obligations as constituted immediately prior to the Effective Date, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Startec-Maryland in the same manner as if Startec-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the MGCL.

                                  ARTICLE II

     2.1 Charter. The Restated Certificate of Incorporation of Startec-Delaware as in effect immediately prior to the Effective Date shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and applicable law. Notwithstanding the foregoing, after the Effective Date Surviving Corporation intends to amend its Certificate of Incorporation to change its name to Startec Global Communications Corporation.

     2.2 Bylaws. The Bylaws of Startec-Delaware as in effect immediately prior to the Effective Date shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 Directors and Officers. The directors and officers of Startec-Maryland immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified.

                                  ARTICLE III

     3.1 Stock Conversion. Upon the Effective Date, each share of Startec-Maryland Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger, and without any action by the Constituent Corporations, the holder of such shares, or any other person, be converted into and exchanged for one fully paid and nonassessable share of Startec-Delware Common Stock.

     3.2 Options and Warrants. (a) Upon the Effective Date, the Surviving Corporation shall assume and continue, on the terms provided therein, the stock option plans (including the Amended and Restated Stock Option Plan and the Amended and Restated 1997 Performance Incentive Plan) and all other employee benefit plans of Startec-Maryland. Each outstanding and unexercised option, warrant, or other right to purchase, or security convertible into Startec-Maryland Common Stock, shall become an option, warrant, or right to purchase or security convertible into, the Startec-Delaware's Common Stock on the basis of one share of Startec-Delaware Common Stock for each share of Startec-Maryland Common Stock issuable pursuant to such option, warrant, or stock purchase right, or convertible security, on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to such Startec-Maryland option, warrant, stock purchase right, or convertible security, at the Effective Date.

       (b) A number of shares of Startec-Delaware's Common Stock shall be reserved for issuance upon the exercise of options, warrants, or stock purchase rights, or upon the conversion of convertible securities, equal to the number of shares of Startec-Maryland Common Stock so reserved immediately prior to the Effective Date.

     3.3 Rights Agreement. Upon the Effective Date, the Surviving Corporation shall assume and continue, on the terms provided therein, the rights and obligations of Startec-Maryland under the Rights Agreement.

     3.4 Indenture. Upon the Effective Date, the Surviving Corporation shall assume and continue, on the terms provided therein, the rights and obligations of Startec-Maryland under the Indenture and as the issuer (and obligor) of the Notes.

     3.5 Cancellation of Stock. Upon the Effective Date, any authorized but unissued shares of Startec-Maryland Common Stock (including Treasury shares) shall be canceled and no shares of Startec-Delaware Common Stock shall be issued in exchange therefor. Upon the Effective Date, the one share of Startec-Delaware Common Stock presently issued and outstanding shall be canceled and returned to the status of authorized but unissued shares, and no shares of common stock or other securities of Surviving Corporation shall be issued in respect thereof.

     3.6 Exchange of Certificates. (a) After the Effective Date, each holder of an outstanding certificate representing shares of Startec-Maryland Common Stock may, at such stockholder's option, surrender the same for cancellation to
Continental Stock Transfer & Trust Company, as exchange agent ("Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Startec-Delaware Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Startec-Maryland Common Stock shall be deemed for all purposes to represent the number of whole shares of the Startec-Delaware Common Stock into which such shares of Startec-Maryland Common Stock were converted in the Merger.

       (b) The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Startec-Delaware Common represented by such outstanding certificate as provided above.

       (c) Each certificate representing Startec-Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to restrictions on transferability as the certificates of Startec-Maryland Common Stock so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

       (d) If any certificate for shares of Startec-Delaware Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefore is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Startec-Delaware that such tax has been paid or is not payable.

                                  ARTICLE IV

     4.1 Further Assurances. From time to time, as and when required by Startec-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Startec-Maryland such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Startec-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Startec-Maryland and otherwise to carry out the purposes of this Agreement.

     4.2 Abandonment. At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either of the Constituent Corporations, notwithstanding the approval of this Agreement by the stockholders of Startec-Maryland or by the sole stockholder of Startec-Delaware, or by both.

     4.3 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware and the SDAT; provided, however, that an amendment made subsequent to the adoption of this Agreement by the stockholders of either of the Constituent Corporations shall not (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Restated
Certificate of Incorporation of the Surviving Corporation, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.

     4.4 Registered Office. The registered and principal office of the Surviving Corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. Corporation Services Company is the registered agent of the Surviving Corporation at such address.

     4.5 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with the laws of the State of Delaware and, so far as applicable, the merger provisions of the MGCL.

     4.6  Counterpart.   This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement is hereby executed, acknowledged, and attested as of the date written above.

ATTEST:                               STRATEC GLOBAL COMMUNICATIONS
                                      CORPORATION, a Maryland corporation



                                       By:
-----------------------------             --------------------------------------
Prabhav V. Maniyar, Senior                Ram Mukunda, President and
Vice President and Secretary              Chief Executive Officer

                                         STRATEC GLOBAL HOLDING
                                         CORPORATION, a Delaware corporation



                                      By:
---------------------------------        ---------------------------------------
Prabhav V. Maniyar, Senior               Ram Mukunda, President and
Vice President and Secretary             Chief Executive Officer

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       STARTEC GLOBAL HOLDING CORPORATION

     Startec Global Holding Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Startec Global Holding Corporation. Startec Global Holding Corporation was originally incorporated under the name "STGC Holding Corporation," and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 21, 1998.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

     3.  This  Restated   Certificate  of  Incorporation  was  duly  adopted  in
accordance with Sections 242 and 245 of the DGCL.

     4. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                               ARTICLE I -- NAME

     The   name   of   the   corporation   (which   is  hereinafter  called  the
"Corporation") is: Startec Global Holding Corporation.

                        ARTICLE II -- REGISTERED OFFICE

     The address of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The Registered Agent at such address is Corporation Service Company.

                            ARTICLE III -- PURPOSE

     (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

          (1) To seek out, identify, and engage in any lawful business acts or activities now or hereafter permitted by the laws of the State of Delaware.

          (2) To engage in any one of more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

          (3) To have one or more offices and places of business, and to carry on any and all of its operations and business without restriction or limitation as to amount or place in any other State of the United States of America, or the District of Columbia, or any foreign country, subject to the laws of the State of Delaware.

          (4) To conduct and promote any business or purpose for which the Corporation may be organized in any and all parts of the world, subject to the laws of the State of Delaware, or to the laws of the United States of America.

     (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the DGCL.

                       ARTICLE IV -- AUTHORIZED CAPITAL

     (a) The total number of shares of capital stock of all classes which the Corporation has authority to issue is forty-one million (41,000,000) shares, forty million (40,000,000) shares of which are shares of common stock, par value one cent ($.01) per share ("Common Stock") and one million (1,000,000) shares of which are shares of blank check preferred stock, par value One Dollar ($1.00) per share ("Preferred Stock"). Of the authorized shares of Preferred Stock,
Twenty Five Thousand (25,000) shares are designated as Series A Junior Participating Preferred Stock (the description of which is set forth in (c) below). The Board of Directors may classify and reclassify in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

     (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock:

          (1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

          (2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock at such time and in such amounts as the Board of Directors of the Corporation may deem advisable.

          (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

     (c) The following is a description of the Series A Junior Participating Preferred Stock, and of the preferences, rights, voting powers, restrictions, dividends, qualifications and terms and conditions thereof:

          (1) Designation and Amount. The shares of such series, par value $1.00 per share, shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be Twenty-Five Thousand (25,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Participating Preferred Stock.

          (2) Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of April, July, October and January, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common
       Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after March 26, 1998 (the "Rights Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph
        (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date set for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 50 days prior to the date fixed for the payment thereof.

       (3) Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each one one-thousandth of a share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) Subdivide the outstanding

       Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event; provided that in no event shall each share of Series A Junior Participating Preferred Stock entitle the holder thereof to more than one vote on all matters submitted to a vote of the stockholders of the Corporation.

          (B) Except as otherwise provided by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C)  Except  as  set  forth   herein,   holders  of  Series  A  Junior
        Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

       (4) Certain Restrictions.

          (A) Whenever dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are not paid, thereafter and until such dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not: (i) declare or pay dividends on, or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock; or (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled; or (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or
        (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating
        Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

       (5) Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

       (6) Liquidation, Dissolution or Winding Up.

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $10.00 per share, plus any unpaid dividends and distributions payable thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Series A Junior Participating preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one
        (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
        (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares outstanding immediately prior to such event.

       (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (8) Redemption. The outstanding shares of Series A Junior Participating Preferred Stock shall not be redeemable by the Corporation. The preceding sentence shall not limit the ability of the Corporation to purchase or otherwise deal in such shares of stock to the extent permitted by law.

       (9) Ranking. Notwithstanding anything contained herein to the contrary, the Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to voting rights, the payment of dividends and the distribution of assets in liquidation, unless the terms of any such series shall provide otherwise.

       (10) Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

       (11) Fractional Shares. Series A Junior Participating Preferred Stock may by issued in fractions of a share which shall entitle the holders, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     (d) Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

       (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this subparagraph.

       (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

       (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

       (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

       (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

       (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

       (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

     (e) For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of capital stock of the Corporation shall be deemed to rank.

       (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

       (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

       (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

                            ARTICLE V -- DIRECTORS

     (a) The number of directors of the Corporation shall be five, which number may only be increased or decreased, in the manner prescribed in the Bylaws, by at least two-thirds of the directors then in office, but shall never be less than the minimum number permitted by the DGCL now or hereafter in force.

     (b) Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the stockholders or the directors then in office. A director so chosen shall hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

     (c) Whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in paragraph (a) of this Article FIFTH or in the Bylaws. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

     (d) Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.

     (e) The Board of Directors shall be divided into three classes (denominated Class I, Class II and Class III), as nearly equal in number as reasonably possible, with the term of office of the Class I Directors to expire at the 2001 annual meeting of the stockholders, the term of office of the Class II Directors to expire at the 1999 annual meeting of stockholders, and the term of office of the Class III Directors to expire at the 2000 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

       (1) The following persons shall serve as directors until the 2001 annual meeting of stockholders (Class I Directors):

                                Nazir G. Dossani
                                Richard K. Prins

       (2) The following persons shall serve as directors until the 1999 annual meeting of stockholders (Class II Directors):

                               Prabhav V. Maniyar
                                 Vijay Srinivas

       (3) The following person shall serve as a director until the 2000 annual meeting of stockholders (Class III Directors):

                                   Ram Mukunda

                             ARTICLE VI -- POWERS

     (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors, officers and stockholders:

          (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of the Corporation's capital stock of any class, whether now or hereafter authorized, or securities convertible into shares of its capital stock of any class or classes, now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

          (2) No holder of any stock or any other securities of the Corporation whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

          (3) The Board of Directors of the Corporation shall, consistent with applicable law, have the power in its sole discretion to determine from time to time, in accordance with sound accounting practice or other reasonable valuation methods, what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

                    ARTICLE VII -- LIMITATION OF LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a director at the time of such repeal or modification.

                        ARTICLE VIII -- INDEMNIFICATION

     The Corporation shall indemnify any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL, as the same may hereafter be amended, or as otherwise permitted by law.

                          ARTICLE IX -- MISCELLANEOUS

     (a)(1) Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the Board of Directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the stockholder giving such notice, his name and address as they appear on the Corporation's books and the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     (2) Each such notice given by a stockholder to the Secretary of the Corporation with respect to business proposals to bring before a meeting shall set forth in writing as to each matter; (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by the stockholders; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in this charter to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this sub-paragraph(a)(2).

     (3) The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting, and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place 30 days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

     (b) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation upon vote of not less than two-thirds of the directors then in office. Notwithstanding any other provision of this charter or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the Board of Directors.

     (c) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding capital stock by classification, reclassification or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding capital stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting; provided, however, that any amendment to, repeal or adopt any provision inconsistent with Article V shall have been authorized by not less than 80% of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class), by vote at a meeting or in writing with or without a meeting.

     (d) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the DGCL.

     (e) Any action required or permitted to be taken by the holders of the outstanding securities of the Corporation then entitled to vote generally in the election of directors, must be taken at a meeting of the stockholders and may not be taken by written consent regardless of whether such consent or consents are signed by all holders of such securities.

                             ARTICLE X -- DURATION

     The duration of the Corporation shall be perpetual.

     IN WHEREOF,  this Restated  Certificate of Incorporation has been signed by
Ram Mukunda, the corporation's authorized officer, this day of         , 1998.

                                   STARTEC GLOBAL HOLDING CORPORATION



                                   By:
                                       ----------------------------------------
                                       Ram Mukunda, President

                                     BYLAWS
                                       OF
                       STARTEC GLOBAL HOLDING CORPORATION

                                ----------------
                              ARTICLE I -- OFFICES

     Section 1.01 -- Registered Office. The registered office of the Corporation shall be located in the State of Delaware at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

     Section 1.02 -- Principal Office. The principal office of the Corporation shall be located at 10411 Motor City Drive, Bethesda, Maryland 20817. The location of the principal office of the Corporation, however, may be changed from time to time by the Board of Directors.

     Section 1.02 -- Other Offices. The Corporation may also maintain offices at such other places within or without the State of Delaware, and within or without the United States, as the Board of Directors may determine or the business of the Corporation may require.

                          ARTICLE II -- STOCKHOLDERS

     Section 2.01 -- Annual Meeting. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, on such date following the end of each fiscal year as shall be set by the Board of Directors. Except as otherwise required by the Certificate of Incorporation or by law, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

     Section 2.02 -- Special Meetings. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meeting of the stockholders shall be called by the Secretary at the request of the stockholders only as may be required by law. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and proxy and, on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held in the preceding 12 months.

     Section 2.03 -- Place of Meetings Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

     Section 2.04 -- Notice of Meetings, Waiver of Notice. Not less than ten nor more than 60 days before each stockholders' meeting, the secretary of the Corporation shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by law, the purpose of the meeting. Notwithstanding the foregoing, notice of a stockholders' meeting at which the stockholders will be called to act on an amendment to the certificate of incorporation, a plan of merger, a proposed sale of all or substantially all of the assets of or the dissolution of the Corporation shall be given not fewer than 20 days and not more than 60 days before the meeting date. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or mailed to him or her at his or her address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

     Section 2.05 -- Quorum; Voting. Unless the law or the Certificate of Incorporation provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

     Section 2.06 -- Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.07 -- General Right to Vote; Proxies. Unless the Certificate of Incorporation provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than three years after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it's irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

     Section 2.08 -- List of Stockholders. After fixing a record date for a stockholders' meeting, the Corporation shall prepare an alphabetical list of the names of all its stockholders on the record date who are entitled to notice of a stockholders' meeting. Such list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of an number of shares held by each stockholder. The stockholders' list shall be kept on file at the registered office of the Corporation for a period beginning ten days prior to such meeting and shall be kept open at the time and place of such meeting for the inspection by any stockholder, or any stockholder's agent or attorney.

     Section 2.09 -- Stockholder Proposals. In connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be selected to the Board of Directors of the Corporation, the stockholders must be given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall be set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and. number of shares of stock of the Corporation which are owned beneficially and of record by such stockholders and such beneficial owner. For the 1999 annual meeting the previous year's meeting shall be deemed to have take place on July 31, 1998; provided that this sentence shall cease to be a part of the Bylaws after the holding of the 1999 annual meeting and any adjournments thereof.

                       ARTICLE III -- BOARD OF DIRECTORS

     Section 3.01 -- Function of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by law or by the Certificate of Incorporation or Bylaws of the Corporation.

     Section 3.02 -- Number of Directors. The Corporation shall have the number of directors provided in the Certificate of Incorporation until changed as herein provided. Two-thirds of the entire Board of Directors may alter the number of directors set by the Certificate of Incorporation to not a number not to exceed 25 nor less than the minimum number then permitted by law, but the action may not affect the tenure of office of any director.

     Section 3.03 -- Election and Tenure of Directors. The directors shall be divided into three classes as nearly equal in number as possible. At each successive annual meeting of stockholders, the holders of stock present in person or by proxy at such meeting and entitled to vote thereat shall elect members of each successive class to serve for three year terms and until their successors are elected and qualify. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class shall, subject to Section 3.05, hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

     Section 3.04 -- Removal of Director. Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors.

     Section 3.05 -- Vacancy on Board. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, the stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies.

     Section 3.06 -- Regular Meetings. After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board, the President or the Chairman, with notice in accordance with
Section 3.08, the Board

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of Directors shall meet immediately following the close of, and at the place of, such stockholders' meeting. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

     Section 3.07 -- Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by one-third of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

     Section 3.08 -- Notice of Meeting. Except as provided in Section 3.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless the Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than the announcement.

     Section 3.09 -- Action by Directors. Unless the law or the Certificate of Incorporation or Bylaws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

     Section 3.10 -- Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting, but shall not constitute attendance for the purpose of compensation pursuant to Section 3.11.

     Section 3.11 -- Compensation. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. Directors who are full-time employees of the Corporation need not be paid for attendance at meetings of the Board or committees thereof for which fees are paid to other directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

     Section 3.12 -- Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the Chairman of the Board or the President. Unless otherwise specified herein such resignation shall take effect upon receipt thereof by the Chairman of the Board or the President.

     Section 3.13 -- Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the

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

meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

     Section 3.14 -- Advisory Directors. The Board of Directors may by resolution appoint advisory directors to the Board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

     Section 3.15 -- Indemnification of Directors. The Corporation shall indemnify its officers and directors to the full extent allowed under the Delaware General Corporation Law.

     Section 3.16 -- Advancing Expenses Prior to a Decision. The Corporation shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the Delaware General Corporation Law, as from time to time amended, and may in the discretion of the Board of Directors advance expenses to employees, agents and others who may be granted indemnification.

     Section 3.17 -- Other Provisions for Indemnification. The Board of Directors may, by bylaw, resolution or agreement, make further provision for indemnification of directors, officers, employees and agents. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Section 3.18 -- Limiting Liability of Directors. The liability of a director or officer of the Corporation to the Corporation shall be limited as provided in the Certificate of Incorporation.

                           ARTICLE IV -- COMMITTEES

     Section 4.01 -- Committees. The Board of Directors may appoint from among its members an Audit Committee, a Compensation Committee, and other committees composed of at least one director, and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

     Section 4.02 -- Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous

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

written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 3.10.

     Section 4.03 -- Audit Committee. The principal functions of the Audit Committee, if one shall be formed, shall include making recommendations to the Board of Directors regarding the annual selection of independent public accountants, reviewing the proposed scope of each annual audit and reviewing the recommendations of the independent public accountants as a result of their audit of the Corporation's financial statements. In general, the Audit Committee shall perform such duties as are customarily performed by an audit committee of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to it by the Board of Directors.

     Section 4.04 -- Compensation Committee. The principal functions of the Compensation Committee, if one shall be formed, shall include establishing the compensation of officers of the Corporation and to establish and administer the Corporation's compensation programs, including the grant of options under the Corporation's incentive compensation plans. In general, the Compensation
Committee shall perform such duties as are customarily performed by a compensation committee of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to it by the Board of Directors.

                             ARTICLE V -- OFFICERS

     Section 5.01 -- Executive and Other Officers. The Corporation shall have a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Corporation, and may designate a chief operating officer, who shall have supervision of the operations of the Corporation; a chief financial officer, who shall have supervision of the financial and accounting functions of the Corporation; and a chief information officer, who shall have supervision of the Corporation's information systems. In the absence of any designation the Chairman of the Board shall serve as chief executive officer and the President shall serve as chief operating officer. The same person may hold the offices of Chairman of the Board and President. The Corporation may also have one or more Vice-Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President of the Corporation. The Chairman of the Board shall be a director; the other officers may be directors.

     Section 5.02 -- Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. Unless otherwise specified by the Board of Directors, he or she shall be the chief executive officer of the Corporation. In general, he or she shall perform such duties as are customarily performed by the chief executive officer of a corporation and may perform any duties of the President and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors.

     Section 5.03 -- President. Unless otherwise provided by resolution of the Board of Directors, the President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. Unless otherwise specified by the Board of Directors, the President shall be the chief executive officer of the Corporation and perform the duties customarily performed by chief operating officers. He or she may execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In general, he or she shall perform such other duties customarily performed by a president of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors of the Corporation.

     Section 5.04 -- Vice-Presidents. The Vice-President or Vice-Presidents, at the request of the chief executive officer or the President, or in the President's absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers

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

of the  President.  If  there  be more  than one  Vice-President,  the  Board of
Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer, or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. Each Vice-President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

     Section 5.05 -- Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he or she shall be custodian of the records of the Corporation; he or she may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the chief executive officer, or the President.

     Section 5.06 -- Treasurer. The Treasurer, shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation. In general, he or she shall perform such other duties customarily performed by a treasurer of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the chief executive officer, or the President.

     Section 5.07 -- Assistant and Subordinate Officers. The assistant and subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the Chief Executive Officer, or the President.

     Section 5.08 -- Election, Tenure and Removal of Officers. The Board of Directors shall elect the officers of the Corporation. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

     Section 5.09 -- Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

                        ARTICLE VI -- DIVISIONAL TITLES

     Section 6.01 -- Conferring divisional titles. The Board of Directors may from time to time confer upon any employee of a division of the Corporation the title of President, Vice President, Director, Treasurer or Controller of such division or any other title or titles deemed appropriate, or may authorize the Chairman of the Board or the President to do so. Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Directors, or by the Chairman of the Board or the President

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

if so authorized by the Board of Directors. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Directors, the Chairman of the Board or the President.

     Section 6.02 -- Effect of Divisional Titles. The conferring of divisional titles shall not create an office of the Corporation under Article V unless specifically designated as such by the Board of Directors; but any person who is an officer of the Corporation may also have a divisional title.

                             ARTICLE VII -- STOCK

     Section 7.01 -- Certificates for Stock. Each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Certificate of Incorporation, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

     Section 7.02 -- Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

     Section 7.03 -- Record Dates or Closing of Transfer Books. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 2.06, more than 60 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

     Section 7.04 -- Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Delaware or the principal executive offices of the Corporation.

     Section 7.05 -- Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder, The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

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

     Section 7.06 -- Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

                            ARTICLE VIII -- FINANCE

     Section 8.01 -- Checks, Drafts, etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

     Section 8.02 -- Annual Statement of Affairs. The President, chief financial officer or principal accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

     Section 8.03 -- Fiscal Year. The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

     Section 8.04 -- Dividends. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Certificate of Incorporation.

     Section 8.05 -- Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Certificate of Incorporation or these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     Section 8.06 -- Loan. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     Section 8.07 -- Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board of Directors may select.

                         ARTICLE IX -- INDEMNIFICATION

     Section 9.01 -- Procedure. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent Jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

     Section 9.02 -- Exclusivity, etc. The indemnification and advance of expenses provided by the Certificate of Incorporation and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Certificate of Incorporation of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

     Section 9.03 -- Severability; Definitions. The invalidity or unenforceability of any provision of this Article IX shall not affect the validity or enforceability of any other provision hereof. The phrase "this Bylaw" in this Article IX means this Article IX in its entirety.

                        ARTICLE X -- SUNDRY PROVISIONS

     Section 10.01 -- Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the Bylaws shall be kept at the principal office of the Corporation.

     Section 10.02 -- Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the secretary of the Corporation. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

     Section 10.03 -- Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

     Section 10.04 -- Voting stock in other corporations. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     Section 10.05 -- Mail. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

     Section 10.06 -- Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

     Section 10.07 -- Amendments. Subject to the special provisions of Section 3.02, these Bylaws may be repealed, altered, amended or rescinded and new Bylaws may be adopted (a) by the stockholders of the Corporation by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at any meeting of the stockholders called for that purpose
(provided that notice of such proposal is included in the notice of such meeting) or (b) by the Board of Directors by a vote of not less than two-thirds of the Board of Directors at a meeting held in accordance with the provisions of these Bylaws.

     Section 10.08 -- Reliance. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

     Section 10.09 -- Certain Rights of Directors, Officers, Employees and Agents. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware Charter provides that Startec-Delaware shall indemnify any person who is or was a director, officer, employee or agent of Startec-Delaware, or is or was serving at the request of the Startec-Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL, as the same may hereafter be amended, or as otherwise permitted by law.

     Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonable entitled to indemnity for such expenses despite such adjudication of liability.

     As permitted by Section 102(b)(7) of the DGCL, the Delaware Charter provides that no director of Startec-Delaware will be liable to Startec-Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Startec-Delaware; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (3) under
Section 174 of the DGCL regarding improper dividends; or (4) for any transaction from which a director derived an improper benefit.

     Startec-Delaware intends to maintain, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities which may be incurred in such capacities.

ITEM 21. EXHIBITS

     The following exhibits are filed herewith or incorporated herein by reference.

    2(a)     Agreement    and    Plan   of    Merger    (attached    to    Proxy
             Statement/Prospectus as Annex B).
    3(a)     Form of Restated  Certificate of Incorporation of  Startec-Delaware
             (attached to Proxy Statement Prospectus as Annex C).
    3(b)     Form   of   Bylaws   of   Startec-Delaware   (attached   to   Proxy
             Statement/Prospectus as Annex D).
    5        Opinion of Schnader Harrison Segal & Lewis LLP.
   21(a)     List of Subsidiaries.
   23(a)     Consent of Schnader Harrison Segal & Lewis LLP (included in Exhibit
             5).
  24.1       Power of Attorney (included on signature page).
  99(a)      Form of Proxy Card.

ITEM 22. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes

          (1) To file, during any period in which offers or sates are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

          (ii) To reflect in the prospectus any facts or events arising after the Effective Time of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the Low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3)  The  undersigned   Registrant   hereby  undertakes  to  remove  from
   registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (2) The undersigned  Registrant  hereby  undertakes that every prospectus
   (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Com-mission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 29 of June, 1998.

                                      STARTEC GLOBAL HOLDING CORPORATION

                                      By: /s/ RAM MUKUNDA
                                          --------------------------------------
                                              Name: Ram Mukunda
                                              Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ram Mukunda and Prabhav V. Maniyar and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURES                                TITLE                            DATE
-----------------------------   ---------------------------------------------   --------------
         /s/ RAM MUKUNDA        President, Chief Executive Officer,             June 29, 1998
---------------------------     Treasurer and Director (Principal
             Ram Mukunda        Executive Officer)



     /s/ PRABHAV V. MANIYAR     Senior Vice President, Chief Financial          June 29, 1998
---------------------------     Officer, Secretary and Director
         Prabhav V. Maniyar     (Principal Financial and Accounting Officer)



     /s/ VIJAY SRINIVAS          Director                                        June 29, 1998
---------------------------
           Vijay Srinivas



      /s/ RICHARD K. PRINS      Director                                        June 29, 1998
---------------------------
          Richard K. Prins



      /s/ NAZIR G. DOSSANI      Director                                        June 29, 1998
---------------------------
          Nazir G. Dossani

